UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

ROSETTA STONE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 1, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Rosetta Stone Inc. (the "Company" or "Rosetta Stone"), which will be held at our offices located at 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209, on Friday, June 12, 2015, at 3:00 p.m., local time.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. We encourage you to vote your shares according to the instructions on the enclosed proxy card or on the Notice of Internet Availability of Proxy Materials. If you decide to attend the Annual Meeting and vote in person, you may withdraw your proxy at that time.

To assist you in voting your shares, you will find enclosed the Notice of 2015 Annual Meeting of Stockholders, the 2015 Proxy Statement and our 2014 Annual Report on Form 10-K, which includes the Company's audited financial statements.

On behalf of the Board of Directors and employees of Rosetta Stone, we thank you for your continued interest in and support of the Company.

Sincerely,
A. John Hass
Interim President and Chief Executive Officer

Your vote is important. Please vote promptly.
You may vote according to the instructions
on the enclosed proxy card or
Notice of Internet Availability of Proxy Materials.

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:

You are cordially invited to attend our 2015 Annual Meeting of Stockholders, which will be held at 3:00 p.m. local time on June 12, 2015 at our corporate offices located at 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209 for the following purposes:

1.	Elect three Class III directors nominated by our Board of Directors to hold office until our Annual Meeting of Stockholders in 2018, or until their respective successors have been elected;

2.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	Approve an amendment to the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan, to increase the number of shares available for issuance under the Omnibus Incentive Plan, as amended;

4.	Conduct an advisory vote on the compensation of the named executive officers; and

5.	Consider any other matters that may properly be brought before the meeting.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders who owned our stock at the close of business on April 21, 2015 may vote at the meeting, or at any adjournment or postponement of the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials and/or the Proxy Card sent to you, as promptly as possible.

By order of our Board of Directors,

Sonia G. Cudd
General Counsel and Secretary

Arlington, Virginia
May 1, 2015

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 12, 2015 at 3:00 p.m. local time at 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209.

The proxy statement and annual report are available at
http://investors.rosettastone.com.

The Board of Directors recommends that you vote FOR each of the proposals identified above.

ROSETTA STONE INC.
1919 North Lynn Street, 7th Floor
Arlington, Virginia 22209
PROXY STATEMENT FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE MEETING, VOTING AND PROXIES
Date, Time and Place of Meeting

Our Board of Directors (the "Board") is asking for your proxy for use at the Rosetta Stone Inc. 2015 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are holding the Annual Meeting on Friday, June 12, 2015 at 3:00 p.m. local time at our offices at 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209. Directions to the Annual Meeting may be found at http://www.rosettastone.com/directions. We have first released this proxy statement to our stockholders beginning on or about May 1, 2015.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we furnish our proxy materials on the Internet. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the "Notice") sent to stockholders who hold their shares through a brokerage firm or bank, also referred to as holding shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to vote over the Internet.

Record Date, Outstanding Shares and Quorum

Only holders of record of our common stock at the close of business on April 21, 2015 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, we had approximately 22,255,951 shares outstanding and entitled to vote. We need a quorum to take action at the Annual Meeting. We will have a quorum if a majority of the shares outstanding and entitled to vote on the Record Date are present at the Annual Meeting, either in person or represented by proxy.

If by the date of the Annual Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chairman of the Annual Meeting, or the persons named as proxies, may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting Rights

Holders of our common stock are entitled to one vote for each share they own on the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the Annual Meeting will tabulate all votes. The Inspector will separately tabulate for and against votes, withhold votes, abstentions and broker non-votes for each proposal, as applicable.

Voting and Revoking Proxies

Our Board of Directors is soliciting proxies to vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any proxy that you previously submitted may be revoked and superseded by the vote that you cast at the Annual Meeting.

If you properly submit your proxy, and do not revoke it prior to the Annual Meeting, your shares will be voted in the manner described in this proxy statement or as you may otherwise direct. If you sign and return your proxy card, but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposals 2, 3 and 4. As far as we know, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Whether you submit your proxy via the Internet or by mail, you may revoke it at any time before voting takes place at the Annual Meeting. If you are the record holder of your shares and you wish to revoke your proxy, you must deliver instructions to the General Counsel and Secretary, at Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209. You may also revoke a proxy by submitting a later-dated proxy or by voting in person at the Annual Meeting. Please note that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the record holder confirming your beneficial ownership of the shares. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares un-voted or vote your shares on certain routine matters. However, the New York Stock Exchange (the "NYSE") precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, NYSE rules expressly prohibit brokers holding shares in street name for their beneficial holder clients from voting in uncontested director elections or executive compensation matters, including say-on-pay proposals, without receiving specific voting instructions from those clients. Under NYSE rules, only Proposal No. 2 (ratifying the selection of our independent registered public accounting firm) should be treated as a routine matter on which a broker can exercise its discretion and vote your shares without specific instructions. If your broker votes on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum. Proposals 1, 3 and 4 are not considered routine matters, and, without your instruction, your broker cannot vote your shares with respect to these proposals. If a broker, bank, custodian, nominee or other record holder of Rosetta Stone stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called "broker non-votes") will be counted as present in determining whether we have a quorum.

Soliciting Proxies

We will pay all expenses of soliciting proxies to be voted at the Annual Meeting. After the proxies are initially distributed, we and/or our directors, officers and regular employees may also solicit proxies by mail, electronic mail, telephone or in person. We will ask brokers, custodians, nominees and other record holders to prepare and send the Notice to people or entities for which they hold shares and forward copies of the proxy materials to beneficial owners who request paper copies, and we may reimburse them for their expense in doing so.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, Annual Report on Form 10-K and proxy materials, as applicable, sent to stockholders until such time as one or more of these stockholders notifies us that they wish to receive individual copies. In addition, your broker or bank may also follow this procedure. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

How to Obtain a Separate Set of Voting Materials

If you would like to have additional copies of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to the General Counsel and Secretary, Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209, or call the General Counsel and Secretary at (703) 387-5800 and we will promptly deliver these materials to you. Copies of our Annual Report on Form 10-K do not include exhibits unless exhibits are specifically requested in writing. You may also contact us at the address or phone number above if you received multiple copies of materials for the Annual Meeting and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call the General Counsel and Secretary at (703) 387-5800 or send a written request to the General Counsel and Secretary at the above address.

Annual Report on Form 10-K and Additional Materials

The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 have been made available to all stockholders entitled to vote at the Annual Meeting and who received the Notice. The Annual Report on Form 10-K can also be viewed at http://investors.RosettaStone.com.

OUR BOARD OF DIRECTORS AND NOMINEES
Our Board of Directors currently consists of nine directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of the members of such class have been elected and qualified, subject to their earlier death, resignation or removal.
During 2014, our Board conducted an extensive search for director nominees in order to strengthen the composition of our Board of Directors and gain additional expertise in areas relevant to the Company's changing business. Following this search, our Board appointed three new directors to the Board: A. John Hass; Caroline J. Tsay; and Steven P. Yankovich. Prior to her appointment to the Board, Ms.Tsay’s nomination was presented to the Corporate Governance and Nominating Committee by an executive officer.
In March 2015, Stephen M. Swad resigned from the Board. In April 2015, the Board appointed David
Nierenberg to the Board. Only the terms of the Class III directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, our Board's nominees for election by the stockholders are three current Class III members of our Board, who are Patrick W. Gross, Marguerite W. Kondracke, and Caroline J. Tsay. If elected, the nominees will serve as directors until the annual meeting of stockholders in 2018 and until their successors are elected and qualified, subject to their earlier death, resignation or removal.
The names and certain information about the nominee directors and the continuing directors in each of the other two classes of our Board are set forth below. There are no family relationships among any of our directors or executive officers.
It is intended that the proxy will be voted, unless otherwise indicated, for the election of the nominees as Class III directors to our Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies may be voted for the election of a substitute nominee that our Board may designate in place of such nominee.
Because the upcoming Annual Meeting will trigger the expiration of the terms of only the Class III directors, proxies cannot be voted for more than three director nominees. The three candidates receiving the highest number of affirmative votes of the shares of our common stock entitled to vote at the Annual Meeting will be elected Class III directors to serve for a three-year term and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

Nominees for Class III Directors

The name and age as of April 15, 2015 of each nominee director, his or her position with us, the year in which he or she first became a director and certain biographical information are set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Patrick W. Gross	70	Director, Chairman of the Board	2006
Marguerite W. Kondracke	69	Director	2011
Caroline J. Tsay	33	Director	2014

Directors Standing for Election

Incumbent Nominees

Each of the incumbent directors listed below was nominated for election by our Board of Directors upon recommendation by the Corporate Governance and Nominating Committee and has agreed to stand for election to a three-year term. Information concerning the incumbent nominees for director is provided below. Mr. Gross and Ms. Kondracke have previously been elected by our stockholders. Ms. Tsay joined the Board in December 2014 upon appointment by our Board of Directors.

Patrick W. Gross has served as Chairman of the Board of Directors since May 2013 and Chair of our Corporate Governance and Nominating Committee since May 2012. He previously served as Lead Director of the Board from February 2012 to May 2013 and has been a director since February 2006. Since 2002, Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm that he founded. Prior to founding The Lovell Group, Mr. Gross was a founder, and served as a principal executive officer from 1970 to 2002, of American Management Systems, Inc., then a publicly traded information technology, consulting, software development and systems integration firm. Mr. Gross is a director of Capital One Financial Corporation, Career Education Corporation, Liquidity Services, Inc. and Waste Management, Inc. Mr. Gross also currently serves on the boards of several private technology-based companies. Mr. Gross previously served on the boards of Computer Network Technology Corporation from 1997 to 2006, Mobius Management System, Inc. from 2002 to 2007 and Taleo Corporation from 2006 to 2012. He holds a B.S.E. from Rensselaer Polytechnic Institute, an M.S.E. from the University of Michigan and an M.B.A. from the Stanford Graduate School of Business.

Our Board of Directors believes that Mr. Gross is particularly qualified to serve as a director based on his demonstrated leadership abilities, business judgment, and extensive experience in management, information technology, software, and his education. Mr. Gross’ finance and operations experience qualify him as an audit committee financial expert, and his long-tenured service on other public company boards provides significant insight into the Company’s corporate governance.
Marguerite W. Kondracke has served as a director since December 2011. Ms. Kondracke served as President and Chief Executive Officer of America's Promise Alliance, a non-profit child advocacy organization, from October 2004 to May 2012. She also previously served as Special Assistant to U.S. Senator Lamar Alexander, as Staff Director for the Senate Subcommittee on Children and Families, and in the cabinet of former Tennessee Governor Lamar Alexander as Commissioner of the Department of Human Services. Ms. Kondracke co-founded and served as Chief Executive Officer of Corporate Family Solutions, which merged into Bright Horizons Family Solutions ("Bright Horizons"), from 1987 until 1999. She has served on the board of Bright Horizons since its founding, with the exception of a three year period while she served on the staff of the United States Senate. She has also served on the board of LifePoint Hospitals, Inc. since 2007, and served as a Trustee of Duke University from 2008 to 2012. She holds a B.A. in Religion from Duke University and an M.A. in Psychology from Austin Peay State University.

Our Board of Directors believes that Ms. Kondracke is particularly qualified to serve as a director based on her experience in working with the legislative and executive branches of government and extensive experience in education, management and operations, including experience as a chief executive officer of a public company.

Caroline J. Tsay was elected to serve as a director on our Board in December 2014. Since March 2013, she has served as Vice President and General Manager of the HP Software Online Business ("HP Software") with Hewlett-Packard ("HP"). Her focus at HP is to grow a new customer base and modernize marketing and sales models to increase revenue and profitability for HP Software. From 2007 to 2013, Ms. Tsay served in several positions at Yahoo!, notably Senior Director of Search and E-Commerce with responsibility for business strategy and product management of Yahoo! Search, Shopping, Homes, Autos, and Travel. Prior to joining Yahoo! in 2007, Ms. Tsay served as a consultant in the supply chain and customer relationship management practices at IBM. Ms. Tsay holds a B.S. in Computer Science and an M.S. in Management Science & Engineering, both from Stanford University.

Our Board of Directors believes that Ms. Tsay is particularly qualified to serve as a director based on her extensive experience in online marketing and technology across the enterprise and consumer internet industries. Ms. Tsay also brings corporate leadership and management experience, including expertise in the areas of integrated marketing and sales, product development, operations, e-commerce, and customer relationship management, to the Board of Directors.

Directors Not Standing for Election

The names and certain biographical information as of April 15, 2015 about the other members of our Board of Directors who are not standing for election at the Annual Meeting are set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
James P. Bankoff	46	Director	2012
Laurence Franklin	62	Director	2006
A. John Hass	49	Director, Interim President and Chief Executive Officer	2014
David Nierenberg	61	Director	2015
Laura L. Witt	46	Director	2005
Steven P. Yankovich	54	Director	2014

Class I Directors Serving Until the 2016 Annual Meeting of Stockholders

A. John Hass was appointed to serve as a director in November 2014. Mr. Hass was appointed to the Board pursuant to a Nomination and Support Agreement, dated November 18, 2014, between the Company and the Osmium Parties (as defined therein), and signed a Director Agreement. For more information, see "Corporate Governance – Nomination and Standstill Agreement and Appointment of A. John Hass to the Board of Directors." There is no other agreement or understanding between Mr. Hass and any other person pursuant to which he was appointed to the Board. The Board of Directors appointed Mr. Hass to serve as the Company's Interim President and Chief Executive Officer effective as of April 1, 2015 while the Company engages in a search for a chief executive officer. In addition, Mr.  Hass is a private investor and advisor to for-profit and non-profit entities. From September 2012 until November 2014, he was a senior advisor to Osmium Partners, LLC, an alternative asset management firm and a stockholder of the Company. Mr. Hass was a partner at PEAK6 Investments, L.P., a financial services company, from October 2008 through September 2012 and was the Senior Financial Officer of PEAK6 Investments, L.P. from February 2009 through June 2010. Mr. Hass was the Chief Executive Officer of OptionsHouse, a brokerage company and subsidiary of PEAK6 Investments, L.P., from October 2006 until September 2008. From 1988 to October 2006, he was employed at Goldman, Sachs & Co., a subsidiary of the financial services company, The Goldman Sachs Group, Inc., most recently as a Managing Director (Partner) in the Investment Banking Division. He also serves on the boards of a number of privately held for-profit businesses. In addition, Mr. Hass is the president of the board of directors of WITNESS, Inc., a global-human rights nonprofit, and serves as a trustee of The Museum of Contemporary Photography. Mr. Hass received his Bachelor of Science in Finance from the University of Illinois at Urbana-Champaign.

Our Board of Directors believes that Mr. Hass is particularly qualified to serve as a director based on his familiarity with Rosetta Stone’s business and strategies, along with his broad experience in the banking and financial services industry.

David Nierenberg was appointed to serve as a director in April 2015. Mr. Nierenberg serves as the President of Nierenberg Investment Management Company, Inc. ("NIMCO"), which manages the D3 Family Funds. Several of the D3 Family Funds, NIMCO and Mr. Nierenberg are stockholders of the Company. Before founding NIMCO in 1996, Mr. Nierenberg was a General Partner at Trinity Ventures, a venture capital fund. Mr. Nierenberg began his career at Bain & Company Inc., where he was a Partner, managing strategy, acquisition, and cost reduction projects. Mr. Nierenberg is a member of the board of directors of Electro Scientific Industries, Inc. and Kuni Automotive. He serves as Co-Chair of the Advisory Board of the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia Law School. Mr. Nierenberg serves as a member of the Research Advisory Council of Glass, Lewis & Co. He is also a member of the Washington State Investment Board and the Board of Trustees of Whitman College. Mr. Nierenberg received his Juris Doctor from Yale Law School and his B.A. in History, summa cum laude, from Yale College, where he was elected to Phi Beta Kappa.

Our Board of Directors believes that Mr. Nierenberg is particularly qualified to serve as a director based on his significant expertise in strategic planning and corporate governance, along with his broad-based business knowledge.

Steven P. Yankovich was appointed to serve as a director in October 2014. Since December 2012, he has led the creation of mobile, e-commerce and retail technology and business innovations at eBay Inc., currently as Head of Product & Technology of eBay Enterprise. Mr. Yankovich previously served as Vice President of Innovation and New Ventures at eBay Inc. from December 2012 to January 2015, as well as Vice President of Mobile from March 2009 to December 2012, in which position he was responsible for product and business development across mobile ecosystems. Mr. Yankovich has also served as a board member of PayPal's Giving Fund since 2013 and serves as a Board Observer at Appcelerator and a Venture Advisor at Relay Ventures. Prior to joining eBay, Mr. Yankovich was an Entrepreneur In Residence at Adobe from September 2007 to December 2009. From April 1998 to June 2007, Mr. Yankovich was the Founder and CTO of Movaris Inc., an enterprise business process automation software company serving Fortune 500 companies. Earlier in his career, Mr. Yankovich served in various technical and technical management roles in the computer hardware and design automation space. As a technologist, Mr. Yankovich holds six patents and has thirty patents pending.

Our Board of Directors believes that Mr. Yankovich is particularly qualified to serve as a director based on his expertise in technology, e-commerce, mobile and digital environments. Mr. Yankovich also brings unique entrepreneurial and business experience to the Board.

Class II Directors Serving Until the 2017 Annual Meeting of Stockholders

James P. Bankoff has served as a director since November 2012, and as the Chair of our Product and Technology Committee since November 2014, when the committee was formed. Mr. Bankoff is Chairman and Chief Executive Officer of Vox Media, Inc. ("Vox Media"), a publisher of major digital consumer media brands. He has served in this capacity since 2009. Immediately prior to joining Vox Media, Mr. Bankoff served as a Senior Adviser with Providence Equity Partners ("Providence"), a leading private equity firm focused on media and telecommunications. Prior to joining Providence in 2008, he served as Executive Vice President of Programming and Products at AOL Inc. ("AOL"). Mr. Bankoff joined AOL in 1995 and held a number of leadership positions, including the following: President, AOL Web Properties; President, Netscape; and Vice President of Strategy and Operations, AOL brand. Mr. Bankoff also served on the board of Audible, Inc., from June 2007 to March 2008. Mr. Bankoff holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. from Emory University.

Our Board of Directors believes that Mr. Bankoff is particularly qualified to serve as a director based on his extensive experience as an Internet innovator with leadership experience in creating unique digital publishing brands and websites. Mr. Bankoff also brings his corporate leadership experience, online industry expertise and strategic focus to our Board.

 Laurence Franklin has served as a director since May 2006 and as the Chair of our Audit Committee since February 2012. He previously served as the Chairman of the Board of Directors from February 2011 to February 2012. Since April 2014, he has served as managing partner of LF Enterprises, LLC, a private investment and business advisory firm. Mr. Franklin previously served as the Chief Executive Officer of Frette Srl, a leading manufacturer and retailer of luxury linens and home furnishings, from July 2011 until January 2014. Mr. Franklin served as President and Chief Executive Officer of Tumi Inc. ("Tumi"), a manufacturer and retailer of luxury travel, business and lifestyle accessories, from 2002 until 2009, and was a board member of Tumi until 2011. Prior to joining Tumi, Mr. Franklin served as President of Coach Leatherware Company, Inc. and General Manager of Elizabeth Arden Inc. Mr. Franklin began his career at Peat Marwick Mitchell and Co., in audit, and then worked in the Management Consulting Services group at Price Waterhouse & Co. Mr. Franklin earned his B.A. from Colgate University and his M.S. from the New York University Graduate School of Business. Mr. Franklin is a qualified (non-practicing) Certified Public Accountant.

Our Board of Directors believes that Mr. Franklin is particularly qualified to serve as a director based on his business, leadership and management experience, including expertise in wholesale distribution, retail development, corporate management, operations and supply chain management and building international brands.  In addition, Mr. Franklin’s public finance, accounting and operations experience qualify him as an audit committee financial expert.
        Laura L. Witt has served as a director since December 2005, including serving as Chair of our Board of Directors from December 2005 to February 2011. She has also served as Chair of our Compensation Committee since January 2006. Ms. Witt joined ABS Capital Partners in September 1997 and has served as a General Partner since January 2001. She served on the boards of Double-Take Software, Inc., from 2002 to 2008, and Familymeds Group, Inc., from 2004 to 2007. Ms. Witt currently serves on the boards of several private companies. She earned a B.A. from Princeton University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Our Board of Directors believes that Ms. Witt is particularly qualified to serve as a director based on her deep familiarity with Rosetta Stone's business and industry. She has extensive experience in finance, technology and management gained through her career with ABS, and brings unique perspectives to the Board with regard to addressing strategic and operational issues.

EXECUTIVE OFFICERS

The name, age and position(s) held by each of our executive officers, as of April 15, 2015, are set forth in the table below.

Name	Age	Position(s) Held with the Company
A. John Hass	49	Director, Interim President and Chief Executive Officer
Thomas M. Pierno	53	Chief Financial Officer
Judy K. Verses	58	President, Global Enterprise & Education
Sonia G. Cudd	46	General Counsel and Secretary

Biographical information for Mr. Hass is set forth above under "Our Board of Directors and Nominees—Directors Not Standing for Election." Biographical information for each of our other executive officers is set forth below.

Thomas M. Pierno has served as our Chief Financial Officer since May 2012. Prior to joining Rosetta Stone, Mr. Pierno was Chief Financial Officer at Vertis Communications, Inc. ("Vertis"), a marketing communications firm from May 2011 to April 2012, and while there, also directed supply chain and information technology operations. Prior to joining Vertis, Mr. Pierno held the position of Vice President, Financial Planning and Treasury at Comverse, a global provider of software and systems, from February 2010 to April 2011, where he was responsible for worldwide budgets, forecasts and treasury operations. Before joining Comverse, Mr. Pierno served in several executive positions at AOL from 1998 to 2009, notably Senior Vice President and Controller. Prior to joining AOL, Mr. Pierno was Chief Financial Officer at World Color Press, Inc., a publicly traded company that prints magazines, catalogs, direct mail and books, from 1994 to 1998. He began his career at Ernst & Young as a Certified Public Accountant. Mr. Pierno holds a B.B.A. in Accounting and an M.B.A. from Pace University.

Judy K. Verses has served as President, Global Enterprise & Education since October 2011. Prior to joining Rosetta Stone, Ms. Verses was President and Chief Client Officer at Blackboard, Inc., a market leader of educational enterprise software and consulting services, from July 2009 to February 2011 and President and Chief Operating Officer at Blackboard Learn from 2008 to 2009. From 1983 to 2007, Ms. Verses served in several executive positions at Verizon Communications Inc. ("Verizon"), including Senior Vice President of Marketing, Senior Vice President for Business Sales and Senior Vice President for Verizon's portfolio of voice, video and data products. Ms. Verses joined the board of Promethean World Plc in March 2014. She earned her B.S. in Business Administration from the University of Connecticut.

Sonia G. Cudd was appointed General Counsel and Secretary of Rosetta Stone in January 2015. Prior to joining Rosetta Stone, Ms. Cudd served as Vice President, Associate General Counsel - Corporate and Secretary at Keurig Green Mountain, Inc. from 2012 to 2014. Ms. Cudd has over 20 years of legal experience in government, law firm and in-house counsel roles, including Ethics and Employment Counsel at the Bill & Melinda Gates Foundation Trust from 2008 to 2011, Assistant General Counsel and Assistant Corporate Secretary at McCormick & Co., Inc., from 2005 to 2008. Earlier in her legal career, Ms. Cudd held positions with Blank Rome LLP, Whiteford, Taylor & Preston LLP, and the U.S. Securities and Exchange Commission. Prior to her practice of law she was a financial analyst at Citicorp. She received undergraduate degrees from Hood College in Frederick, Maryland and her Juris Doctor from John Marshall Law School in Chicago, Illinois.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Rosetta Stone is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and Code of Ethics and Business Conduct (the "Code of Conduct") are available on the investor relations section under the corporate governance page of our corporate website, www.rosettastone.com. Alternatively, you can request a copy of any of these documents by writing to the General Counsel and Secretary, Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209.

Code of Conduct

We have adopted a Code of Conduct applicable to directors and all employees, including our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.rosettastone.com. We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") regarding an amendment to, or waiver concerning a material departure of a provision of our

Code of Conduct involving our principal executive, financial or accounting officer or controller by posting such information on our website.

Composition of our Board of Directors; Classified Board

Our Board of Directors currently consists of nine members, eight of whom are non-employee members and are considered independent under NYSE rules. Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Our bylaws provide that our Board of Directors is divided into three classes of directors, each serving a staggered three-year term. As a result, one class of our Board of Directors will be elected at each annual meeting for three-year terms.

Our Board of Directors is classified as follows:

•
Patrick W. Gross, Marguerite W. Kondracke and Caroline J. Tsay are designated Class III Directors whose terms are scheduled to expire at our upcoming Annual Meeting. If re-elected at our upcoming Annual Meeting, Mr. Gross and Msses. Kondracke and Tsay will have terms that expire at our 2018 Annual Meeting of Stockholders;

•	A. John Hass, David Nierenberg and Steven P. Yankovich are designated Class I Directors whose terms will expire at our 2016 Annual Meeting of Stockholders; and

•	James P. Bankoff, Laurence Franklin and Laura L. Witt are designated Class II Directors whose terms will expire at our 2017 Annual Meeting of Stockholders.

Our bylaws provide that the number of authorized directors will be determined from time to time by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as reasonably possible, each class will consist of one-third of the directors. The classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company. Our certificate of incorporation further provides for the removal of a director only for cause and by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors.

Nomination and Standstill Agreement and Appointment of A. John Hass to the Board of Directors

On November 18, 2014, the Company entered into a Nomination and Support Agreement (the "Nomination and Support Agreement") with the Osmium Parties (as defined below) pursuant to which A. John Hass was appointed to the Board and the Osmium Parties agreed to certain standstill and voting provisions. The "Osmium Parties" collectively refers to: John H. Lewis; Osmium Partners, LLC; Osmium Capital, LP; Osmium Capital II, LP; Osmium Spartan, LP; Osmium Diamond, LP; and Osmium Special Opportunity Fund, LP.

Pursuant to the Nomination and Support Agreement, each of the Osmium Parties agree, during the Standstill Period (as defined below), to, among others, (i) not to conduct a proxy contest for the election of directors for any annual meeting during the Standstill Period, and (ii) to cause all voting securities owned by the Osmium Parties and their affiliates and associates to be voted for, or to abstain from voting for, all of the directors nominated by Board for election at an annual meeting of the stockholders of the Company during the Standstill Period and all other "routine" matters at such meetings in accordance with the Board's recommendation.

The Standstill Period is defined as the period from the date of the Nomination and Support Agreement until the latest of (A) the six month anniversary of the effective date of the Nomination and Support Agreement (i.e., May 18, 2015), (B) sixty days after Mr. Hass is no longer serving as a director of the Company, and (C) if Mr. Hass is a director at all times until the time nominations are due for the 2016 Annual Meeting, and is nominated and agrees to serve on the Company's slate of director nominees for the 2016 Annual Meeting, the period from the printing of the proxy statement for that Meeting until the conclusion of that Meeting; provided that in no event shall the Standstill Period extend beyond the date of the 2016 Annual Meeting. The Company and Mr. Hass also entered into a Director Agreement, which is not applicable while Mr. Hass serves as Interim President and Chief Executive Officer.

A full description of the Nomination and Support Agreement and the Director Agreement, including a copy of the Nomination and Support Agreement, can be found in the Company's Current Report on Form 8-K filed with the SEC on November 19, 2014. The Director Agreement is filed as an exhibit to the Company's Annual Report on Form 10-K filed with the SEC on March 16, 2015.

Director Independence

Our Board of Directors reviewed the independence of each director in February 2015 and considered whether any director had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that all of our directors, other than our then President and Chief Executive Officer, Stephen M. Swad, were "independent directors" and meet the independence requirements under the listing standards of the NYSE and rules and regulations of the SEC. Since the time of its independence review, Mr. Swad resigned as a director and as President and Chief Executive Officer, and Mr. Hass has been appointed as our Interim President and Chief Executive Officer. Accordingly, Mr. Hass is no longer independent. At the time of his appointment, Mr. Hass also resigned from the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Nierenberg was appointed as a director in April 2015, and the Board of Directors has determined that he is independent.

Our Corporate Governance Guidelines provide that the non-management directors will regularly meet in executive session, without management present. As required under applicable NYSE listing standards, in the year ended December 31, 2014, our non-management directors met in regularly scheduled executive sessions at which only non-management directors were present. Mr. Gross presided over these sessions. Mr. Gross is an "independent director" and meets the independence requirements under the listing standards of the NYSE.

Board Leadership Structure and Role in Risk Oversight

We have separated the positions of Chairman of the Board and Chief Executive Officer since our formation. We believe separation of these positions reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe having an independent Chairman can enhance the effectiveness of the Board of Directors as a whole.

Our Board of Directors appointed Mr. Gross as Chairman of the Board on May 23, 2013. Mr. Gross previously served as Lead Director, and upon his appointment as Chairman the Lead Director position was eliminated.

The Board of Directors oversees risk by actively reviewing management decisions and financial controls at both the full Board and Board committee levels. The Board of Directors takes a hands-on role in risk management practices in such areas as credit risk, liquidity risk, and operational risk by obtaining detailed reports from management, maintaining continuous dialogue with management, and providing extensive input on material corporate decisions. The Board of Directors extensively oversees management, particularly through periodic conferences between the Chief Executive Officer and certain members of the Board of Directors. The extent of the Board of Directors' oversight function has the effect of solidifying the Board's leadership structure by providing excellent knowledge of the day-to-day workings of the Company to the Board of Directors.

The Audit Committee assists our Board of Directors in risk oversight by reviewing and discussing policies with management and the independent auditor regarding our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, as part of its independent auditor and internal audit oversight, also reviews and discusses the effectiveness of our disclosure controls and internal control over financial reporting and the performance of the internal audit function. The Audit Committee also directs and monitors our implementation of our corporate-wide compliance program, and oversees the periodic review and assessment of the effectiveness of our compliance program.

The Compensation Committee oversees the design and administration of the Company's executive compensation programs to promote an environment that does not encourage unnecessary and excessive risk-taking, including with respect to the Policy on Recoupment of Performance Based Compensation ("Clawback Policy"). The Compensation Committee also ensures that our compensation practices are in line with best practices with respect to "say on pay" philosophies and guidelines.

The Corporate Governance and Nominating Committee evaluates the Board of Directors' corporate governance guidelines and other Board and committee processes.

The Product and Technology Committee advises the Board and management on current and proposed technologies, product portfolios and new product development.

Our Board of Directors receives periodic reports from each of these committees on their activities.

Committees of our Board of Directors

Our Board of Directors has established the following committees: the Audit Committee; the Compensation Committee; the Corporate Governance and Nominating Committee; and the Product and Technology Committee.

Attendance at Meetings

Our Board of Directors held six meetings during the year ended December 31, 2014. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by our Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served, during the period for which he or she served. The following table sets forth the committees of our Board of Directors, the number of meetings held by each committee in 2014 and the membership of each committee during the year ended December 31, 2014.

Name	Audit	Compensation	Corporate Governance and Nominating	Product and Technology (8)
James P. Bankoff (1)		Member	Member	Chair
Laurence Franklin (2)	Chair		Member
Patrick W. Gross (3)	Member	Member	Chair	Member
A. John Hass (4)	Member	Member
Marguerite W. Kondracke		Member	Member
Caroline J. Tsay (5)		Member	Member	Member
Laura L. Witt (6)		Chair	Member	Member
Steven P. Yankovich (7)			Member	Member
Total Number of Meetings Held in 2014	9	5	4	—
____________________

(1)
Mr. Bankoff served on the Audit Committee from May 20, 2014 until November 20, 2014. Mr. Bankoff was appointed to the Product and Technology Committee on November 20, 2014. Mr. Bankoff was re-appointed to the Audit Committee effective April 1. 2015.

(2)	Mr. Franklin was appointed to the Corporate Governance and Nominating Committee on May 20, 2014.

(3)	Mr. Gross was appointed to the Product and Technology Committee on November 20, 2014.

(4)
Mr. Hass was appointed to the Board and to the Audit Committee on November 18, 2014, and to the Compensation Committee on November 20, 2014. In connection with his appointment as the Interim President and Chief Executive Officer, Mr. Hass resigned from the Audit Committee and the Compensation Committee effective April 1, 2015.

(5)	Ms. Tsay was appointed to the Board on December 18, 2014, and to the Compensation Committee, Corporate Governance and Nominating Committee and Product and Technology Committee on February 12, 2015.

(6)	Ms. Witt was appointed to the Product and Technology Committee on November 20, 2014.

(7)	Mr. Yankovich was appointed to the Board on October 8, 2014 and to the Corporate Governance and Nominating Committee, as well as the Product and Technology Committee, on November 20, 2014.

(8)	The Product and Technology Committee was formed in November 2014 and did not hold any meetings in 2014.

Directors are encouraged, but not required, to attend our annual meeting of stockholders. Two members of our Board of Directors attended the 2014 Annual Meeting of Stockholders.

Audit Committee

Currently, our Audit Committee consists of Laurence Franklin, who serves as the Chair, James P. Bankoff, and Patrick W. Gross, each of whom is a non-employee member of our Board of Directors. Former director John T. Coleman served on our Audit Committee during 2014 until his term as a director, and therefore as a member of the Audit Committee, ended effective May 19, 2014. James P. Bankoff served on the Audit Committee from May 20, 2014 until his resignation from the committee on November 20, 2014. A. John Hass also served on the Audit Committee from November 18, 2014 until his resignation from the committee, in connection with his appointment as Interim President and Chief Executive Officer on April 1, 2015, at which time Mr. Bankoff was reappointed to the committee. Our Board of Directors has determined that each member of our Audit Committee meets the requirements of financial literacy and the standards of financial sophistication under the rules of the NYSE. Messrs. Franklin, Bankoff and Gross serve as our audit committee financial experts, as defined under SEC rules. Messrs. Franklin, Bankoff and Gross are independent as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Rosetta Stone.

Under its charter, our Audit Committee is responsible for, among other things:

•	approving the appointment, retention and termination of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, performance and independence of our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.rosettastone.com.

Report of the Audit Committee of the Board of Directors

During the fiscal year ended December 31, 2014, our Audit Committee met nine times. In the exercise of the Audit Committee's duties and responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accounting firm's communications with the Audit Committee regarding independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. Based on the foregoing, including its review and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board of Directors that our audited financial statements for fiscal year 2014 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Members of the Audit Committee

Laurence Franklin (Chair)
Patrick W. Gross
A. John Hass

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Compensation Committee

Our Compensation Committee consists of Laura L. Witt, who serves as the Chair, James P. Bankoff, Patrick W. Gross, Marguerite W. Kondracke and Caroline J. Tsay, each of whom is a non-employee, independent member of our Board of Directors. John T. Coleman served on our Compensation Committee during 2014, until his term as a director, and therefore as a member of the Compensation Committee, ended effective May 19, 2014. A. John Hass served on our Compensation Committee from November 20, 2014 until his resignation from the committee, in connection with his appointment as Interim President and Chief Executive Officer, on April 1, 2015. Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the requirements of the NYSE.

Under its charter, our Compensation Committee is responsible for, among other things:

•
reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity-based awards, executive employment agreements, severance and change in control arrangements, and any other special benefits, compensation or arrangements;

•	reviewing and approving annual goals and objectives, bonus criteria and equity guidelines for our executive officers;

•	reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules and regulations;

•	preparing the Compensation Committee report required by the SEC to be included in our annual proxy statement;

•	administering, reviewing and making recommendations with respect to our equity-based compensation plans; and

•	appointing, compensating and overseeing compensation consultants and other advisors.

The Compensation Committee may form and delegate authority to one or more subcommittees as it deems necessary or advisable from time to time, provided, that any such subcommittee shall report any actions taken by it to the full Compensation Committee at its next regularly scheduled meeting.

For 2014, the Compensation Committee engaged Exequity LLP ("Exequity") as its outside independent compensation consultant. Exequity regularly attends committee meetings and executive sessions as requested by the Compensation Committee's Chair, Ms. Witt. Without the Compensation Committee's prior approval, Exequity will not perform any services for management, although the Compensation Committee has directed that Exequity work in cooperation with management as required to gather and review information necessary to carry out the committee's obligations. For more information about the role of Exequity, see "Compensation Discussion and Analysis." In furtherance of maintaining the independence of the Compensation Committee's compensation consultant, the Committee has the sole authority to retain or terminate Exequity. The Compensation Committee has analyzed whether the work of Exequity as a compensation consultant has raised any conflict of interest, taking into consideration all factors relevant to a consultant's independence, including the following factors: (i) the provision of other services to the Company by Exequity; (ii) the amount of fees from the Company paid to Exequity as a percentage of the firm's total revenue; (iii) Exequity's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Exequity or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Exequity or the individual compensation advisors employed by the firm. The Compensation Committee has determined, based on its analysis of all factors relevant to a consultant's independence, including the above factors, that the work of Exequity and the individual compensation advisors employed by Exequity as compensation consultants to the Company has not created any conflict of interest.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.rosettastone.com.

Compensation Committee Interlocks and Insider Participation

During 2014, the following directors were members of the Compensation Committee: Laura L. Witt, James P. Bankoff, John T. Coleman (former director), Patrick W. Gross, A. John Hass, Marguerite W. Kondracke and Caroline J. Tsay. None of the members of the Compensation Committee during 2014 was an officer or employee of the Company or any of its subsidiaries, and none has had a relationship with the Company or any of its subsidiaries since the beginning of 2014 that would be required to be disclosed as a transaction with a related person. No member of the Compensation Committee was formerly an officer of the Company. Mr. Hass resigned from the Compensation Committee at the time of his appointment as Interim President and Chief Executive Officer. None of our executive officers has served as a member of the board of directors or compensation committee of any entity at any time during which an executive officer of such other company served on our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Patrick W. Gross, who serves as the Chair, James P. Bankoff, Laurence Franklin, Marguerite W. Kondracke, Caroline J. Tsay, Laura L. Witt and Steven P. Yankovich, each of whom is a non-employee member of our Board of Directors.  John T. Coleman served during 2014 on our Corporate Governance and

Nominating Committee until his term as a director, and therefore as a member of the Corporate Governance and Nominating Committee, ended effective May 19, 2014.

Our Board of Directors has determined that each member of the Corporate Governance and Nominating Committee satisfies the requirements for independence under the NYSE rules.

Under its charter, our Corporate Governance and Nominating Committee is responsible for, among other things:

•	assisting our Board of Directors in identifying prospective director nominees and recommending director nominees for each annual meeting of stockholders to our Board of Directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

•	reviewing succession planning for our Chief Executive Officer;

•	overseeing the evaluation of our Board of Directors;

•	determining the compensation of our directors; and

•	recommending members for each committee of our Board of Directors.

Our Corporate Governance and Nominating Committee determines qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Rosetta Stone. The Corporate Governance and Nominating Committee relies on its knowledge and relationships and the knowledge and relationships of our officers and other directors, as well as third parties when it deems appropriate, to identify and evaluate nominees for director, including nominees recommended by stockholders. With respect to nominees recommended by stockholders, our Corporate Governance and Nominating Committee will consider such nominees in the same manner as it evaluates other potential director nominees.

Our Board of Directors has adopted a written charter, reviewed annually, for the Corporate Governance and Nominating Committee, which is available on our website at www.rosettastone.com.

Product and Technology Committee

Our Product and Technology Committee was established on November 20, 2014. The committee consists of James P. Bankoff, who serves as the Chair, Patrick W. Gross, Caroline J. Tsay, Laura L. Witt and Steven P. Yankovich.

Our Board of Directors has determined that each member of the Product and Technology Committee satisfies the requirements for independence under the NYSE rules.

Under its charter, our Product and Technology Committee is responsible for, among other things:

•	providing advice and guidance to management regarding existing technologies used by the Company and technologies being considered for products and information systems;

•	making recommendations to management with respect to product development strategy; and

•	monitoring and advising the Board and management on current and emerging trends in technological innovations and industry standards.

Our Board of Directors has adopted a written charter for the Product and Technology Committee, which is available on our website at www.rosettastone.com.

Policy Governing Director Qualifications and Nominations

We seek directors who possess, at a minimum, the qualifications and skills described below as set forth in our Policy Governing Director Qualifications and Nominations. We consider diversity in our nomination of directors, and in our assessment of the effectiveness of the Board of Directors and its committees. In considering diversity, we evaluate each director candidate in the context of the overall composition and needs of our Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests using its diversity of backgrounds and experience. Our Corporate Governance and Nominating Committee will consider these and other qualifications, skills, and attributes when recommending candidates to our Board of Directors.

Our Corporate Governance and Nominating Committee must be satisfied that each Committee-recommended nominee meets the following minimum qualifications:

•	the candidate shall exhibit high standards of integrity, commitment, and independence of thought and judgment;

•	the candidate shall be committed to representing the long-term interests of our stockholders;

•	the candidate shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;

•	to the extent the candidate serves or has previously served on other boards, the candidate shall have a demonstrated history of contributing at board meetings; and

•	the candidate meets any other minimum qualifications and other criteria for board membership approved by our Board of Directors from time to time.

In addition to the minimum qualifications for each candidate set forth above, our Corporate Governance and Nominating Committee shall recommend that our Board of Directors select persons for nomination to help ensure that:

•
a majority of the Board of Directors is "independent" in accordance with the standards, if any, promulgated by the SEC, or any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company;

•	each of our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee is comprised entirely of independent directors; and

•
at least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the SEC and financial sophistication requirements under NYSE rules.

In addition to any other standards our Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of our Board of Directors, the Committee may consider the following factors when selecting and recommending that our Board of Directors select persons for nomination:

•	whether the candidate has direct experience in our industry or in the markets in which we operate;

•	whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience;

•	whether the candidate has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	whether the candidate is accomplished in his or her respective field, with strong credentials and recognition; and/or

•	whether the candidate is well-regarded in the community.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

We have adopted a compensation policy under which our non-employee directors receive an annual retainer for Board and committee membership, as well as additional fees for attending certain Board and committee meetings. An additional retainer is also provided to individuals who serve as chair of a committee or the Board. Mr. Swad, who served as our President and Chief Executive Officer through 2014 and until April 1, 2015, received no additional compensation for his service on our Board of Directors. Similarly, Mr. Hass as of the time of his appointment as Interim President and Chief Executive Officer on

April 1, 2015 will not receive additional compensation for his service on our Board of Directors. The Corporate Governance and Nominating Committee regularly monitors the compensation of our Board of Directors in relation to the market and our peer data. In May 2014, the committee reviewed the Board of Directors' compensation, utilizing market data previously provided by Exequity and made adjustments, to the compensation as presented below.

The current non-employee director compensation policy provides that each non-employee director will receive the following compensation for Board and committee services:

•	an annual retainer for Board membership of $40,000 paid in cash or restricted stock units ("RSUs") at the choice of the director;

•	an annual retainer of $50,000 for chairing the Board of Directors, paid in cash or RSUs at the election of the Chairman of the Board;

•
an annual cash retainer of $20,000 for chairing the Audit Committee and $15,000 for chairing the Compensation Committee, the Corporate Governance and Nominating Committee, or the Product and Technology Committee;

•
an annual cash retainer of $10,000 for each Audit Committee member and $7,500 for each Compensation Committee member, each Corporate Governance and Nominating Committee member, and each Product and Technology Committee member;

•
the members and chairmen of any new committees that may be formed will be paid the same amounts as the members and chairmen of the Compensation Committee, the Corporate Governance and Nominating Committee;

•	$1,250 cash payment for each Board of Directors meeting, in excess of twelve per year, attended in person or by telephone lasting more than one hour;

•	$1,250 cash payment for each meeting of a committee, in excess of twelve per year, attended in person or by telephone lasting more than one hour; and

•	an annual grant of equity with a fair market value as of the date of grant of $110,000 comprised of:

•	50% stock options vesting quarterly over one year conditioned upon the director's continued service on our Board of Directors during that year; and

•	50% RSUs, which are fully vested upon issuance and will be paid out in shares of our common stock when the recipient director terminates his or her service on our Board of Directors.

Non-employee directors are encouraged to accumulate stock ownership, including ownership of RSUs, equal in value to three times the annual retainer for Board membership within three years of their appointment to the Board of Directors. All of our directors have achieved or are on course to achieve this threshold based on the applicable tenure of and payment to the individual directors.

Non-Employee Director Compensation Table

The following table summarizes the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2014:

Name	Fees Earned (Services Rendered in 2014) ($)	Option Awards ($)(1)		Restricted Stock Unit Awards ($)(1)		Total ($)
James P. Bankoff	59,828	54,997	(2)	54,994	(3)	169,819
Phillip A. Clough (4)	13,461		(4)		(4)	13,461
John T. Coleman (4)	23,075		(4)		(4)	23,075
Laurence Franklin (5)	61,250	54,997	(2)	54,994	(3)	171,241
Patrick W. Gross	71,432	54,997	(2)	104,995	(7)	231,424
A. John Hass (6)	6,834	27,743	(8)	27,726	(9)	62,303
Marguerite W. Kondracke	53,076	54,997	(2)	54,994	(3)	163,067
Caroline J. Tsay	1,522	23,203	(10)	23,198	(11)	47,923
Laura L. Witt	61,432	54,997	(2)	54,994	(3)	171,423
Steven P. Yankovich	11,169	34,053	(12)	34,048	(13)	79,270
_________________________

(1)
Represents the aggregate grant date fair value for option awards and RSU awards granted in the applicable year, computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718"). Information about the assumptions used to value these awards can be found in Note 10 to the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015.

(2)
Represents options to acquire 9,571 shares of common stock granted on May 20, 2014 at an exercise price of $9.42 per share, which was the closing price per share of our common stock on the NYSE on the grant date. These options vest in four equal quarterly installments from the date of grant.

(3)
Represents 5,838 RSUs granted on May 20, 2014. The RSUs were fully vested upon grant and will be paid out in shares of our common stock when the recipient director terminates his or her service on our Board of Directors.

(4)	Messrs. Clough and Coleman resigned from our Board effective as of May 19, 2014 and, therefore, only received cash compensation for a partial year of service and no equity grant.

(5)	Cash payments were made directly to LF Enterprises LLC.

(6)
Mr. Hass was a non-employee director in 2014. Effective April 1, 2015, the Board of Directors appointed him as Interim President and Chief Executive Officer, at which time he became an employee of the Company.

(7)
Represents 11,146 RSUs granted on May 20, 2014. The RSUs were fully vested upon grant and will be paid out in shares of our common stock when Mr. Gross terminates his service on our Board of Directors.

(8)
Represents options to acquire 5,031 shares of common stock granted on November 18, 2014 at an exercise price of $9.04 per share, which was the closing price per share of our common stock on the NYSE on the grant date. These options vest in four equal quarterly installments from the date of grant.

(9)
Represents 3,067 RSUs granted on November 18, 2014. The RSUs were fully vested upon grant and will be paid out in shares of our common stock when Mr. Hass terminates his service on our Board of Directors.

(10)
Represents options to acquire 3,509 shares of common stock granted on December 18, 2014 at an exercise price of $10.84 per share, which was the closing price per share of our common stock on the NYSE on the grant date. These options vest in four equal quarterly installments from the date of grant.

(11)
Represents 2,140 RSUs granted on December 18, 2014. The RSUs were fully vested upon grant and will be paid out in shares of our common stock when the recipient director terminates his or her service on our Board of Directors.

(12)
Represents options to acquire 6,783 shares of common stock granted on October 6, 2014 at an exercise price of $8.23 per share, which was the closing price per share of our common stock on the NYSE on the grant date. These options vest in four equal quarterly installments from the date of grant.

(13)
Represents 4,137 RSUs granted on October 6, 2014. The RSUs were fully vested upon grant and will be paid out in shares of our common stock when the recipient director terminates his or her service on our Board of Directors.

Outstanding Option and RSU Awards for Non-Employee Directors at December 31, 2014

The following table provides information on the outstanding stock options and RSUs held by our non-employee directors as of December 31, 2014.

Name	Aggregate Number of Shares Subject to Outstanding Options (#)	Aggregate Number of Shares Subject to Outstanding RSUs (#)
James P. Bankoff	17,476	10,816
Laurence Franklin	60,340	22,675
Patrick W. Gross	62,470	36,896
A. John Hass (1)	5,031	3,067
Marguerite W. Kondracke	23,976	14,613
Caroline J. Tsay	3,509	2,140
Laura L. Witt	29,970	18,000
Steven P. Yankovich	6,783	4,137
___________________________

(1)
Mr. Hass was a non-employee director in 2014. Effective April 1, 2015, the Board of Directors appointed him as Interim President and Chief Executive Officer, at which time he became an employee of the Company.

STOCKHOLDER MATTERS

Stockholder Communications with our Board of Directors

Stockholders and other interested parties who wish to communicate with our Board of Directors may address any inquiries, items for discussion or other materials to a particular director or to our Board in care of our General Counsel and Secretary at the following address: Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, VA 22209. Our General Counsel and Secretary, or designated staff members in the office of the General Counsel, will review these submissions and forward messages to members of our Board, as appropriate. Communications may also be referred to other departments within our Company. We generally will not forward to our Board communication that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about our Company.

Stockholder Recommendations of Director Candidates

Our Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A stockholder seeking to recommend a candidate for the Corporate Governance and Nominating Committee's consideration should submit such candidate's name and qualifications to: Corporate Governance and Nominating Committee, c/o General Counsel and Secretary, Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209.

Stockholder Proposals and Nominations for the 2016 Annual Meeting of Stockholders

Any stockholder who intends to present a proposal to be included in our 2016 proxy statement must submit the proposal, in writing, so that our General Counsel and Secretary receives it at our principal executive offices, located at 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209, by January 2, 2016, which is 120 days prior to the one year anniversary of the date this proxy statement is being sent to our stockholders. In addition, our stockholders must comply with other requirements of the SEC related to stockholder proposals that are to be included in proxy statements as set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

If a proposal or nomination is not to be included in our proxy statement, any stockholder who wishes to bring a proposal or nominate a person for election to our Board of Directors at the 2016 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our General Counsel and Secretary, at our principal executive offices, between February 13, 2016 and March 14, 2016, which is 120 to 90 days prior to the one year anniversary of the upcoming Annual Meeting. In addition, our stockholders must comply with the procedural requirements in our bylaws, which stockholders can obtain from us upon request and which are also on file with the SEC.

Our bylaws provide that if a stockholder wishes to nominate a person for election as director or to propose other business to be considered at an annual meeting of stockholders, that stockholder must follow the procedures contained in our bylaws. The stockholder proposing such business or making such nomination must be a stockholder of record of our Company on the date the nomination is delivered to our General Counsel and Secretary and at the time of our annual meeting, and be entitled to vote at the annual meeting. The proposal or nomination must be received by our General Counsel and Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting and not later than the close of business on the 90th day prior to such anniversary, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day of our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our General Counsel and Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•
all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant;

•
a completed questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our General Counsel and Secretary upon written request; and

•
a written representation and agreement, in the form provided by our General Counsel and Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee's ability to comply, if elected as a director, with the nominee's fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

The proposing stockholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an "independent director" or "audit committee financial expert" under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters, including our Corporate Governance Guidelines, and that could be material to a reasonable stockholder's understanding of the independence and qualifications, or lack thereof, of such nominee.

To be considered, proposals for business to be considered by our stockholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•	a brief description of the business desired to be brought before the annual meeting;

•	the reasons for conducting such business at the annual meeting;

•
the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment;

•	any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•
a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such stockholder; and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder, as they appear on our books, and of such beneficial owner, if any;

•	the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner;

•
any option, warrant, convertible security, stock appreciation right ("SAR"), or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any;

•
any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares;

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any of our securities;

•	any short interest in any of our securities of the stockholder or beneficial owner;

•	any right to dividends on our shares of capital stock owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares;

•
any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner; and

•
any performance-related fees, other than an asset-based fee, to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

Such information must include any such interests held by members of such stockholder's or such beneficial owner's immediate family sharing the same household. All such information must be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, 10 days before the annual meeting date, and immediately prior to the commencement of the annual meeting, by delivery of such supplemented information to our General Counsel and Secretary. Such information shall also include any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

The following table shows shares of our common stock that, to our knowledge, are owned as of April 21, 2015 by:

•	each of our named executive officers (as defined in "Compensation Discussion and Analysis");

•	each director and nominee;

•	all current directors, nominees and executive officers as a group; and

•	each stockholder beneficially owning more than 5% of our common stock.

Unless indicated in the notes to the table, to our knowledge each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209.

We calculated the percentage of shares outstanding based on shares of common stock outstanding on April 21, 2015. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days of April 21, 2015, and (2) shares issuable upon settlement of RSUs that are vested, or will become vested within 60 days of April 21, 2015. Those shares are deemed to be outstanding and beneficially owned by the person holding such options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers:
Stephen M. Swad (1)	653,098	2.9%
Thomas M. Pierno (2)	110,364	*
Eric B. Ludwig (3)	25,658	*
Christian S. Na (4)	—	*
Judy K. Verses (5)	116,151	*
Directors:
James P. Bankoff (6)	28,292	*
Laurence Franklin (7)	83,015	*
Patrick W. Gross (8)	205,235	*
A. John Hass (9)	125,182	*
Marguerite W. Kondracke (10)	38,589	*
David Nierenberg (11)	1,514,875	6.8%
Caroline J. Tsay (12)	3,018	*
Laura L. Witt (13)	47,970	*
Steven P. Yankovich (14)	7,528	*
All current directors, nominees and executive officers as a group (12 people)	2,308,103	10.1%
Other 5% Stockholders:
Ariel Investments, LLC (15)	3,849,669	17.3%
Nierenberg Investment Management Company, Inc. (11)	1,514,875	6.8%
Osmium Partners, LLC (16)	1,980,247	8.9%
Roumell Asset Management, LLC (17)	1,123,850	5.0%
_______________________________________
* Indicates ownership of 1% or less.

(1)
Includes 298,769 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015. Also includes 103,069 shares of restricted stock for which forfeiture restrictions are scheduled to lapse when Mr. Swad's employment with the Company ends on May 1, 2015. Mr. Swad served as our President and Chief Executive Officer until April 1, 2015.

(2)
Includes 54,880 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015. Also includes 38,796 shares of restricted stock that continue to be subject to forfeiture restrictions.

(3)
Mr. Ludwig served as our Senior Vice President, Consumer until his employment with the Company ended on April 1, 2015. As of that date, all of his unvested restricted common stock and unvested stock options were forfeited. Includes 12,241 shares of our common stock subject to vested options which were exercisable within 60 days of April 1, 2015.

(4)	Mr. Na's last day of employment with the Company was November 17, 2014. As of that date all of his shares of restricted common stock and options were forfeited.

(5)
Includes 64,060 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015. Also includes 29,567 shares of restricted stock that continue to be subject to forfeiture restrictions.

(6)
Includes 17,476 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015 and 10,816 shares of common stock underlying vested RSUs that will be issued to Mr. Bankoff upon the termination of his service on the Board.

(7)
Includes 60,340 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015, and 22,675 shares of common stock underlying vested RSUs that will be issued to Mr. Franklin upon the termination of his service on the Board.

(8)
Includes 62,470 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015 and 36,896 shares of common stock underlying vested RSUs that will be issued to Mr. Gross upon the termination of his service on the Board. Also includes 73,501 shares owned by Mr. Gross' spouse and 32,368 shares owned by the Stephanie Gross Trust as to which Mr. Gross disclaims beneficial ownership.

(9)
Includes 76,515 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015 and 3,067 shares of common stock underlying vested RSUs that will be issued to Mr. Hass upon the termination of his service on the Board. Also includes 45,600 shares of restricted stock that continue to be subject to forfeiture restrictions. Mr. Hass became our Interim President and Chief Executive Officer as of April 1, 2015.

(10)
Includes 23,976 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015 and 14,613 shares of common stock underlying vested RSUs that will be issued to Ms. Kondracke upon the termination of her service on the Board.

(11)
Includes 1,080 shares of common stock underlying vested RSUs (the "Nierenberg RSUs") that will be issued to Mr. Nierenberg upon the termination of his service on the Board. Also includes shares of common stock owned by The D3 Family Fund, L.P. ("Family Fund"), The D3 Family Bulldog Fund, L.P. ("Bulldog Fund"), and The DIII Offshore Fund, L.P. ("Offshore Fund"), for which the Nierenberg Investment Management Company, Inc. ("NIMCO") and the Nierenberg Investment Management Offshore, Inc. ("NIMO") serve as general partners. Mr. Nierenberg serves as the President of NIMCO and NIMO. Under the partnership agreements governing the funds, all compensation payable to Mr. Nierenberg for his Board service, including the Nierenberg RSUs, is required to be assigned to the funds. Accordingly, the Nierenberg

RSUs are deemed to be owned indirectly by the Family Fund and the Bulldog Fund. Mr. Nierenberg has shared voting and investment power over all the shares reported. See also the Schedule 13D/A filed with the SEC on April 17, 2015 by the Family Fund, the Bulldog Fund, the Offshore Fund, NIMCO, NIMO and Mr. Nierenberg, whose address is The D3 Family Funds, 19605 N.E. 8th Street, Camas, Washington 98607.

(12)
Includes 878 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015 and 2,140 shares of common stock underlying vested RSUs that will be issued to Ms. Tsay upon the termination of her service on the Board.

(13)
Includes 29,970 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015 and 18,000 shares of common stock underlying vested RSUs that will be issued to Ms. Witt upon the termination of her service on the Board.

(14)
Includes 3,391 shares of our common stock subject to options which are exercisable within 60 days of April 21, 2015 and 4,137 shares of common stock underlying vested RSUs that will be issued to Mr. Yankovich upon the termination of his service on the Board.

(15)	Ownership information is based on the Schedule 13G/A filed with the SEC on February 13, 2015 by Ariel Investments, LLC, whose address is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(16)
Ownership information is based on the Form 13D/A filed with the SEC on March 6, 2015 by Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP, Osmium Special Opportunity Fund, LP and John H. Lewis, whose address is Osmium Partners, LLC, 300 Drakes Landing Road, Suite 172, Greenbrae, California 94904, Attention: John H. Lewis. For voting arrangements between the Company and Osmium parties, see “Corporate Governance - Nomination and Standstill Agreement and Appointment of A. John Hass III to the Board of Directors.”

(17)
Ownership information is based on Schedule 13G filed with the SEC on February 9, 2015 by Roumell Asset Management, LLC and James C. Roumell, whose address is 2 Wisconsin Circle, Suite 660, Chevy Chase, MD 20815.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of more than ten percent of our common stock, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically files those reports on their behalf. Historically, the Company has reported equity granted (stock options, RSUs and restricted stock awards) in connection with a director's or officer's appointment on a Form 3 rather than on Form 4, and will correct this practice going forward. Accordingly, Form 3 reports for Mr. Yankovich and Mr. Hass included grants of stock options and RSUs (two transactions each) that should have been reported on a Form 4 and were not timely reported within two business days of such grants. A Form 3 report for Caroline J. Tsay included grants of stock options and RSUs (two transactions) that should have been reported on a Form 4, but this report was timely filed within two business days. A Form 4 for Laura L. Witt reporting two transactions was filed one day late. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year ended December 31, 2014 all other required reports were filed on a timely basis under Section 16(a) of the Exchange Act by our executive officers and directors, as well as beneficial owners of more than ten percent of our common stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company's management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Members of the Compensation Committee

Laura L. Witt (Chair)
James P. Bankoff
Patrick W. Gross
Marguerite W. Kondracke
Caroline J. Tsay

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Compensation Committee Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides a detailed description of the key practices and philosophies of our executive compensation program, which demonstrate the Company's ongoing commitment to align executive compensation with the performance of the Company and individual executives, interests of our stockholders and evolving best practices. In particular, this section focuses on the compensation of our named executive officers for 2014 ("NEOs") listed below, whose compensation information is presented in the tables following this discussion in accordance with SEC rules.

Named Executive Officer	Title
Stephen M. Swad	Advisor to the Chief Executive Officer and Former President and Chief Executive Officer
Thomas M. Pierno	Chief Financial Officer
Eric B. Ludwig (1)	Former Senior Vice President, Consumer
Christian S. Na (2)	Former Chief Legal Officer and Secretary
Judy K. Verses	President, Global Enterprise & Education
___________________________

(1)
Mr. Ludwig held the position of Senior Vice President, Consumer from January 1, 2014 until his employment with the Company ended on April 1, 2015. Before January 1, 2014, Mr. Ludwig held the position of Vice President, North America Consumer.

(2)	Mr. Na was an employee of the Company from June 2, 2014 until his employment with the Company ended effective November 17, 2014.

Stephen M. Swad served as our President and Chief Executive Officer throughout 2014. On March 26, 2015, the Board of Directors accepted his resignation as President and Chief Executive Officer, effective April 1, 2015. Also on March 26, 2015, the Board appointed A. John Hass to serve as Interim President and Chief Executive Officer, effective April 1, 2015, while the Company engages in a search for a chief executive officer. The Board has engaged Mr. Swad as Advisor to the Chief Executive Officer to assist with the transition until May 1, 2015. On May 1, 2015, Mr. Swad's employment with the Company is due to end.

Executive Summary

Our executive compensation program is designed to encourage our NEOs to work for our long-term prosperity, reflect a pay-for-performance philosophy without encouraging our employees to assume excessive risks, and be reasonable in light of the executive compensation programs of our peer group companies.

The program is administered under a thorough process, which includes review of our peer group and market practices, advice of an independent third-party consultant (who reports to the Compensation Committee, rather than our executive officers) and the Compensation Committee's assessment of the effectiveness of our compensation program with respect to the achievement of our corporate goals. Our compensation program is also evaluated in the context of the Compensation Committee's fiduciary duty to act as the directors determine to be in the stockholders' best interests.

Business Overview for 2014

Rosetta Stone is dedicated to changing the way the world learns. Our innovative, technology-driven language, literacy and brain fitness solutions are used by thousands of schools, businesses, government organizations and millions of individuals around the world. Rosetta Stone has continued to invest in language learning and expand into education technology with our acquisitions of Livemocha Inc. and Lexia Learning Systems Inc. ("Lexia") in 2013 and Vivity Labs, Inc. and Tell Me More S.A. ("Tell Me More") in January 2014. These acquisitions have enabled the Company to meet the changing needs of learners around the world.

During 2014, we focused on growing the business by continuing to invest in research and development of new products while focusing on maintaining costs and margins at appropriate levels. In November 2014, we launched Rosetta Stone Kids Reading, aimed to teach children aged 3-7 how to read using engaging, self-paced interactive games and activities that introduce and reinforce core reading skills. In addition, we began to enhance our offering for educational organizations to expand our Global Enterprise & Education business.

In 2014, Rosetta Stone was comprised of three operating segments: North America Consumer; Rest of World ("ROW") Consumer; and Global Enterprise & Education. The North America Consumer segment profitability contribution decreased during the year ended December 31, 2014, primarily due to a decrease in retail and direct-to-consumer revenues. ROW

Consumer segment profitability contribution increased during the year ended December 31, 2014, driven by a reduction in expenses that was primarily the result of the reduced size of operations in Japan and Korea. The Global Enterprise & Education segment profitability contribution decreased during the year ended December 31, 2014, due to an increase in sales and marketing expense related to the addition of sales staff, particularly from the Lexia and Tell Me More acquisitions and the lower margin on our acquired service offerings.

Aligning Compensation with Our Performance

A key principle that underlies the Compensation Committee decisions regarding compensation for our NEOs is alignment with the Company's performance. To that end, we have structured our short-term and long-term incentives so that they reward achievement of key performance metrics that help realize our strategic goals and objectives. To ensure that our compensation program continues to be well aligned with our performance, our Compensation Committee annually reviews the program construct to ensure that compensation arrangements continue to support a pay-for-performance culture.

Our executive compensation program has consistently and meaningfully been focused on pay-for-performance principles, and has included low or no payouts under our annual incentive plan when the Company's performance does not meet certain expectations and threshold levels for payouts approved by our Compensation Committee.

In 2014, we maintained our commitment to a pay-for-performance culture by:

•	structuring our executive bonus plan (the "2014 Executive Bonus Plan") such that between 70% and 80% of the award target is based on financial performance metrics;

•
maintaining distinct bonus metrics for our line of business executives, which include Mr. Ludwig and Ms. Verses ("Line of Business Executives"), that are directly aligned with their scope of responsibility and reflect a commitment to compensate them based on their contributions to the Company's overall financial performance;

•
executing against the 2013 Long Term Incentive Program (the "2013 LTIP"), which provides members of senior management the opportunity to earn cash and performance stock awards based on achievement relative to two-year cumulative corporate metrics for Bookings, Operating EBITDA, and Percentage Global Digital Sales, as defined below in “Compensation Discussion and Analysis – 2014 Compensation – 2013 Long Term Incentive

Program Decisions”; and

•
committing to the Company's Policy on Recoupment of Performance Based Compensation ("Clawback Policy") that, in the event of a restatement of the Company's financial results other than a restatement caused by a change in applicable accounting principle, allows the Company to review the circumstances that caused the restatement and clawback certain performance-based incentive compensation wrongly awarded to an executive officer as a result of misconduct.

2014 Advisory Vote on Executive Compensation

At our 2014 Annual Meeting of Stockholders, more than 90% of the votes cast on the proposal were in favor of our NEO compensation as disclosed in the Company's Current Report on Form 8-K filed with the SEC on May 22, 2014. As part of its deliberations on the Company's compensation philosophy and pay program construct, the Compensation Committee carefully considered the results of this vote and concluded that stockholders endorsed the decisions made with respect to our compensation program.

Current Executive Compensation Best Practices

We employ the following executive compensation best practices.

•	Clawback Policy. In 2014, the Compensation Committee implemented a Clawback Policy, described above, applicable to certain performance-based incentive compensation granted on or after January 1, 2014.

•
No Tax Gross-ups in Employment Agreements.  Our existing employment agreements have been amended to eliminate previously existing excise tax gross-up provisions related to change of control payments subject to Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). We do not maintain any contract or agreement with any NEO that obligates us to make any kind of tax gross-up payment.

•	No Excessive Severance Payments. Our termination arrangements with our NEOs do not call for excessive severance payments in cases of their termination of employment.

•
No Guaranteed Performance Based Bonuses.  We believe that performance-based bonuses should reflect actual performance of the Company and/or individual. Bonus guarantees undercut that notion, therefore, we do not guarantee performance-based bonus payments to our NEOs.

•
Double Trigger Vesting for Equity Awards.  Starting with equity awards granted in 2012, we implemented a policy that our equity awards would no longer vest upon consummation of a change in control, unless there is also a termination of service other than for cause or a voluntary resignation for good reason.

•
No Repricing or Replacing Outstanding Stock Options.  Repricing is not permitted under the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan, as amended (the "2009 Plan"), without stockholder approval. We did not reprice or replace any of our outstanding stock options during 2014, nor any year prior to 2014.

•	Limited Use of Perquisites. We do not believe in granting perquisites to our NEOs that are excessive in value or substantially different from the perquisites available to all our employees generally.

•	No Hedging or Pledging. We have adopted a policy prohibiting the hedging and pledging of Company securities by any of our employees.

•	Stock Ownership Guidelines. We encourage our executives to hold a significant equity interest in the Company. Effective January 1, 2013, our stock ownership guidelines are as follows:

◦	Chief Executive Officer - equal in value to five times (5x) the base salary within five years of his or her appointment; and

◦	Senior Vice Presidents and above - equal in value to twice (2x) the base salary within five years of his or her appointment.

Elements of Our Executive Compensation Program for 2014

Our objective is to provide a competitive total compensation package to attract and retain key personnel and drive performance. To achieve this objective, the Compensation Committee has implemented and maintains compensation plans that tie a substantial portion of the executives' overall compensation to financial and non-financial strategic performance goals. Our executive compensation program consisted of four principal components in 2014:

•base salary;

•short term performance based cash incentives;

•time-vested equity grants; and

•a multi-year performance based long term incentives.

	Compensation Component	Objectives	Key Features
Annual Cash Compensation	Base Salary	Provide a competitive annual fixed level of cash compensation compared to peer and market data. Attract and retain executives.
Compensate executives for their daily efforts as management of the Company.

Adjustments are made from time-to-time based on individual performance, internal pay equity and pay relative to the peer group and relevant market data.

2014 Executive Bonus Plan
Motivate participants to achieve short-term strategic and financial goals in order to support the long term strategy and creation of value.

Tie financial rewards to measurable achievements, reinforcing pay-for-performance.

Provide a competitive variable award opportunity that attracts and retains our executives.

Cash incentive payments based on a fixed bonus target percentage of base salary and attainment of certain financial and non-financial strategic goals.

No guaranteed payouts; minimum thresholds must be met for a bonus to be earned.

Long Term Incentives	Time-Vested Equity Incentives
Align the interests of management with those of our stockholders through stock-based awards by facilitating and encouraging ownership of our common stock.

Retain the services of our executive team for a multi-year period.

Reward achievement of our strategic objectives that drive long term stockholder value.

From time-to-time long term incentives are provided via annual grants of equity awards under the 2009 Plan.

Target value is intended to provide competitive compensation opportunities based on performance over a multi-year period with realizable value directly tied to stock price performance.

2013 Long Term Incentive Program
Motivate senior management to achieve key longer term financial and strategic business objectives over a two year period.

Align the interest of management with the interest of stockholders by providing stock based performance awards for successfully reaching key milestones and metrics.

Retain and reward executives by providing a competitive total compensation package compared to peers.

Performance-based equity awards and cash payments when key, strategic cumulative or end of program period Company goals are met over a two year period.
Other Benefits	401(k) Retirement Plan ("401(k) Plan")	Provide retirement income for employees.
Allows participants to defer up to 100% of their annual compensation, subject to any applicable caps set by the Internal Revenue Code.

We currently provide matching contributions equal to 100% of an employee's individual contribution, up to a maximum of 4% of the participant's annual salary, subject to certain limits.

	Health, welfare and other non-cash benefits	Provide health and welfare coverage for employees, generally.	Executives generally participate in the same benefits programs offered to all employees.

Compensation of our Named Executive Officers

A detailed description of the components of our executive compensation program is provided below.

Base Salaries    We utilize base salary as the primary means of providing compensation for performing the essential elements of an executive officer's job. To enhance our ability to attract and retain executives in competitive markets, it is our objective to position base salaries at approximately the median of the relevant peer and market data.

Annual Cash Incentive Compensation    Our 2014 Executive Bonus Plan is intended to compensate our executive officers, including NEOs, for performance relative to corporate financial and strategic objectives. These objectives are mutually exclusive and structured such that executives may be paid a portion of their annual incentives for achievement relative to one or more objectives, even if threshold performance is not attained for another objective. With respect to financial objectives, the Compensation Committee typically sets a specific threshold performance goal to ensure that a minimum quantitative financial hurdle is met before any payment is earned by an executive officer for that objective. The Compensation Committee also establishes a target financial goal that would result in a payout at 100% of target for the financial objectives, as well as specific milestones above the goal target such that maximum payouts can reach 150% of bonus target payouts for non-line of business metrics and 250% of bonus target payouts for line of business goals for the Line of Business Executives. The non-financial strategic goals include specific quantitative milestones as well as other metrics and objectives that cannot be defined by bright-line measurements and require a more qualitative determination of the level of achievement by our Compensation Committee. If during the bonus period the participating executive’s employment is terminated by the Company without cause or by the Executive with Good Reason, then the Company shall pay to the executive, at the times specified in their contract, the pro rata portion, if any, of the executive's annual bonus earned up until such termination date in accordance with the terms of the then-current Company bonus policy.

Prior to his promotion to Senior Vice President, Consumer on January 1, 2014, Mr. Ludwig was eligible to receive cash incentive compensation under our Employee Incentive Plan for Consumer Sales ("EIPCS"). He remained a participant of EIPCS until June 30, 2014, as part of his transition into the new role. The EIPCS is a quarterly incentive plan where 80% of the variable incentive target is divided across each quarter and measured by line of business financial metrics (weighted at 75%) and defined non-financial objectives (weighted at 25%). The remaining 20% is apportioned to annual line of business financial metrics (50% Bookings and 50% Adjusted EBITDA) paid at the same time as the fourth quarter incentive payment, if earned and approved. Effective July 1, 2014, Mr. Ludwig participated in the 2014 Executive Bonus Plan rather than the EIPCS, along with other NEOs. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation to GAAP, see Appendix B.

Time-Vested Equity Incentives    Our equity-based compensation is intended to enhance our ability to retain talent over a longer period of time, to reward long-term achievements that enhance future value of the Company, and to provide executives with a form of reward that aligns their interests with those of our stockholders. Upon commencement of their employment, executives typically receive an equity-based award, or a new hire equity grant, in the form of a combination of stock options and restricted stock that vests over a period of time. Thereafter, executives may receive additional awards from time to time as the Compensation Committee determines consistent with the objectives described above.

It is our Compensation Committee's objective, from time-to-time, to grant annual equity-based compensation awards to our executives in amounts that are competitive with the median values of equity awards, and total target compensation, made by comparable public companies with whom we compete for talent. However, that is not always possible due to share usage constraints. In general, the Compensation Committee believes that granting a mix of stock options and restricted stock awards is appropriate because it reflects both long-term value creation (through the need for sustained increases in our stock price for stock options to have meaningful value), promotes retention of executives and facilitates ownership of the Company's stock by executives (through the grant of restricted stock awards). The Compensation Committee believes that this general philosophy is consistent with competitive practices among our peers.

2013 Long Term Incentive Program    In February 2013, our Board of Directors approved the 2013 Rosetta Stone Inc. Long Term Incentive Program ("2013 LTIP") in order to advance the interests of the Company, motivate senior management to achieve key financial and strategic business objectives of the Company, offer eligible executives a competitive total compensation package, reward executives for the success of the Company, facilitate ownership of Company stock, and retain key talent. The 2013 LTIP was administered under our 2009 Plan.

Executives designated by the Board of Directors had the opportunity to earn both stock and cash based on the Company's achievement of specified performance goals between January 1, 2013 and December 31, 2014. In order to earn awards under the 2013 LTIP, certain minimum threshold performance goals must have been achieved during 2014, in addition to the cumulative performance goals over the two year period ending December 31, 2014. A specific threshold was established for each goal, with a range of payout levels depending on the achievement of the goal ranging from zero to 200% of the incentive target. From January 1, 2014 to December 31, 2014, the maximum number of shares that could be earned under the 2013 LTIP was 749,589 and the maximum cash payout opportunity was $2.9 million.

As described further below, in January 2015 the Compensation Committee approved funding of the 2013 LTIP, resulting in a total payout of 160,862 restricted share awards, granted on February 2, 2015 and cash awards totaling $848,629, paid on or before February 15, 2015. Shares awarded under the 2013 LTIP were apportioned from the shares reserved under the 2009 Plan.

Benefits    NEOs generally participate in the same benefits programs offered to all employees. Our benefits, such as our basic health benefits, 401(k) Plan, disability and life insurance, are intended to provide a stable array of support to executives and their families throughout various stages of their careers. These core benefits are provided to all executives regardless of their individual performance levels. The 401(k) Plan allows participants to defer up to 100% of their annual compensation, subject to any applicable caps set by the Internal Revenue Code. The executives' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan, under provision of a safe harbor plan. We currently provide matching contributions equal to 100% of an employee's individual contribution, up to a maximum of 4% of the participant's annual salary, subject to certain limits.

Compensation of Our Former Chief Executive Officer

For 2014, approximately 87% of the target total compensation for Mr. Swad, and an average of approximately 72% of the target total compensation for our other NEOs, was variable, including the annual incentive opportunity, stock options, restricted shares, potential 2013 LTIP performance stock awards and the target cash value of the 2013 LTIP. As detailed in the chart below, all equity grants were valued based on the fair market value on the date of grant.

2014 Target Compensation of Advisor to the CEO and Former CEO, Mr. Stephen Swad

Base Salary
13%
Variable Pay
87%
Annual Bonus
14%
GDFV(1)(2) Stock Options
29%
GDFV Restricted Shares
13%
GDFV LTIP(3)
20%
LTIP Cash Award(4)
11%

______________

(1)	GDFV is defined as the grant date fair value.

(2)	GDFV for Options was calculated based on the Black Scholes value on the date of grant.

(3)
GDFV for 2013 LTIP share awards was calculated based on the 2013 LTIP target number of Restricted Shares using the stock price at close on December 31, 2014 of $9.76. The 2013 LTIP target number of Restricted Shares can be found below in the section titled "2014 Compensation Decisions".

(4)	LTIP Cash Award is the 2013 LTIP target cash payout as detailed below in the section titled "2014 Compensation Decisions".

Compensation of Our Interim President and Chief Executive Officer

On March 26, 2015, Stephen M. Swad resigned from his position as President and Chief Executive Officer effective April 1, 2015, and A. John Hass became our Interim President and Chief Executive Officer. Our Board has approved an Executive Employment Agreement between Rosetta Stone Ltd., a wholly-owned subsidiary of the Company, and Mr. Hass. Under the Executive Employment Agreement, Mr. Hass receives a monthly base salary of $30,000, and has been granted 444,000 non-qualified stock options to vest over twelve months with 1/12 vesting each month, and 45,600 shares of restricted stock to vest over twelve months with 1/12 vesting each month. In the event that Mr. Hass ceases to serve as Interim President and Chief Executive Officer before such stock option and restricted stock awards are fully vested, vesting on such awards shall cease and any unvested options or shares shall be forfeited, even if he continues to serve on the Board of Directors. Mr. Hass is entitled to participate in the Company's employee benefit, retirement and health plans, and will receive other benefits such as temporary and furnished corporate housing in the Arlington, Virginia area and one weekly round-trip coach class airfare from Arlington, Virginia to Chicago, Illinois. Under the Executive Employment Agreement, Mr. Hass will be obligated to comply with customary restrictions on confidentiality, intellectual property ownership rights, noncompetition and nonsolicitation, and the Company will be obligated to hold harmless, indemnify and advance legal expenses arising from or out of Mr. Hass's performance as an employee, officer or director of the Company. As is the case with the Company's other executive officers, in the event Mr. Hass becomes eligible to receive performance-based compensation, such compensation could be subject to recoupment in the event of a material restatement or adjustment of the Company's financial statements.

Determining the Amount of Each Element of Compensation

Overview    The Compensation Committee has overall responsibility for the compensation program for our executive officers, including NEOs, and considers several factors in determining the overall design of, and the various elements comprising, our compensation program. In general, the weight of each element of our compensation program is determined by our Compensation Committee on an annual basis taking into consideration Company and individual performance, pay practices among companies comprising the competitive market for our executive officers, the Company's desire to attract and retain key talent, broad economic factors, and the discretion of our Compensation Committee members based on their relevant experience.

In setting each NEO's compensation, the Compensation Committee considers the aggregate compensation opportunities for each executive officer as well as each of the components of the compensation, based on consideration of the parameters highlighted above. As part of these considerations, the Compensation Committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial strategic goals, while referencing both publicly-disclosed peer group compensation information as well as broad-based compensation survey data, as described below.

Our objective is to maintain a compensation program that is sufficiently competitive to position the Company to attract, motivate and retain our executive officers. It is important that our executive officers perceive that over time they will continue to have the opportunity to be compensated at a level that they regard as competitive. In general, our Board of Directors and Compensation Committee seek to extend total compensation opportunities to our executives, including base salary, variable performance based cash incentive compensation, and long-term equity, that are competitive with median target total compensation opportunities for peer executives, as defined below. In addition to competitive market practices, the Compensation Committee also considers other factors such as individual performance, internal equity, retention and promotions.

During 2014, the Compensation Committee continued to engage Exequity, an independent compensation consultant, to assist as its advisor. In its capacity as advisor to the Compensation Committee, Exequity assisted the Committee in the review of the competitiveness of our overall executive compensation program, along with the design of the 2013 LTIP. Exequity reviewed with the Compensation Committee in November 2014 the competitiveness of compensation for the Company's executive officers in relation to peer and market compensation data.

Although it has been our objective to target peer median practices for aggregate total compensation as well as each element of compensation, internal share usage constraints, as impacted by stock price volatility, have generally inhibited our ability to provide market-competitive long term incentive opportunities to our NEOs. For this reason, the grant date fair value of target total long term incentive opportunities for our NEOs has generally been below the peer group median grant date fair value of long term incentive opportunities. In an attempt to alleviate this shortfall relative to peer practice and to emphasize long-term performance for our senior executives, the Compensation Committee approved the 2013 LTIP, described above under the heading "2013 Long Term Incentive Program", and increased the annual grant values of our NEOs.

Role of Chief Executive Officer and Other Executives in Executive Compensation Decisions    Our Compensation Committee has generally sought input from our Chief Executive Officer and our former Senior Vice President, Human Resources, when discussing the compensation levels and performance of our NEOs, other than the Chief Executive Officer. The Chief Executive Officer provides information relating to the other NEOs' performance to assist the Compensation Committee with its decision-making on executive compensation.

Comparable Market Compensation    In analyzing the competitiveness of our executive compensation program, Exequity reviews pay practices from two primary sources, as detailed below. The market data for our NEOs and other senior management team members was collected from peer group proxy data (as described below) and the Radford Global Technology Compensation Survey data (the "Radford Survey"). It is our objective to target compensation levels, both in aggregate and by element, to median compensation levels for each of these sources. The Radford Survey includes compensation market data from more than 2,000 companies and provides a holistic perspective on total compensation levels, practices and emerging trends. The following data cuts were included to derive the overall survey data medians against which we benchmarked compensation levels: software companies; companies in the Internet/E-Commerce/Online Community industries; companies located in the mid-Atlantic states or in locations of our remote offices, such as in San Francisco and Austin; and companies with most recent relative annual revenues ranging from $200 million to $499.9 million.

The peer group that was defined in the third quarter of 2013 and used for purposes of making 2014 compensation decisions (the "2014 Peer Group") was reviewed and determined based on criteria such as, but not limited to, companies that compete with Rosetta Stone for key executive talent, operating in similar or complementary industries, and similar revenue size. In the third quarter of 2014, Exequity reviewed the 2014 Peer Group to determine whether it remained an appropriate peer group for pay benchmarking purposes, based on the following criteria: companies that compete with Rosetta Stone for key executive talent; publicly traded; similar or complementary industries; organizational structure; relative peer as indicated by proxy advisory services; common operational or business challenges; investor feedback and similar size (revenue, market capitalization, and number of employees). Based on the review completed by Exequity, the Compensation Committee decided the current peer group was collectively representative of relevant comparators, and therefore no changes were required to be made to the existing peer group. The 2014 peer group companies are listed below:

2014 Peer Group
American Public Education, Inc.	LeapFrog Enterprises, Inc.
Bazaarvoice, Inc.	MicroStrategy Incorporated
Blackbaud, Inc.	OpenTable (1)
Capella Education Company	Shutterfly, Inc.
comScore, Inc.	TiVo Inc.
Concur Technologies (1)	WebMD Health Corp.
K12 Inc.	Vocus (1)
______________________________

(1)
Concur Technologies, OpenTable, and Vocus will drop off our peer group in 2015 due to ownership changes. Those companies remained public and filed proxy statements for 2013; therefore, we were able to continue to keep them in our peer group for 2014.

For 2014, our NEOs' base salaries and target annual cash incentive opportunities were generally close to median levels among peers. However, the grant date fair values of total long term incentive opportunities for our NEOs were generally below peer median long term incentive values. As noted above, the competitiveness of pay opportunities relative to those of relevant peer executives was an important consideration for the Compensation Committee in setting compensation for our NEOs, however, the Compensation Committee also considered other factors, such as Company and individual performance, the Company's desire to attract and retain key talent, broad economic factors, and the discretion of our Compensation Committee members based on their experience with companies with a similar profile to Rosetta Stone.

2014 Compensation Decisions

Base Salaries

Our Compensation Committee reviews our executives' base salaries on an annual basis taking into consideration the factors described above as well as changes in position or responsibilities and time and experience in the position. In the event of material changes in position, responsibilities or other factors, the Compensation Committee may consider changes in base pay during the year.

In January 2014, the Compensation Committee approved the promotion of Mr. Ludwig, with a corresponding base pay increase. In February 2014, the Compensation Committee completed its annual CEO assessment process, which included the Committee discussing and finalizing Mr. Swad’s 2013 performance and compensation recommendations for 2014. The Compensation Committee decided to increase Mr. Swad's incentive target with an effective date of January 1, 2014, but not to increase his base salary. In May 2014, the Compensation Committee approved the merit increases, with an effective date of July 1, 2014, for Messrs. Pierno and Ludwig and Ms. Verses, as outlined below, based on their 2013 performance, as well as consideration of competitive market data.

Name	2013 Base Salary ($)	Annualized Base Salary after 2014 Adjustments ($)	% Change
Stephen M. Swad	515,000	515,000	—%
Thomas M. Pierno	330,000	340,000	3.0%
Eric B. Ludwig (1)	244,801	283,000	15.6%
Christian S. Na (2)	N/A	325,000	N/A
Judy K. Verses	309,000	340,000	10.0%
___________________________

(1)
Mr. Ludwig was granted a promotion from Vice President, North America Consumer to Senior Vice President, Consumer, receiving a base salary increase to $275,000 effective January 1, 2014. On July 1, 2014, he received a base salary increase to $283,000 during the 2014 merit review process.

(2)	Mr. Na was hired on June 2, 2014 and his employment with the Company ended effective November 17, 2014.

The Compensation Committee based its decisions on a combination of elements designed to maintain compensation at a level it viewed as competitive with our peers and the market, as well as individual performance and contributions made to the Company in 2013. The Compensation Committee also reviewed individual business goals for 2013 and performance towards those goals for our executive officers.

In setting each NEO's base salary in 2014, as detailed above, the Compensation Committee specifically considered the following factors:

•	Mr. Swad's individual performance and contributions in 2013, and the Committee's desire to increase his variable performance based compensation;

•
The Committee's desire to better align Mr. Ludwig's salary with peer medians based on his expanded role and responsibilities following his promotion to Senior Vice President, Consumer effective January 1, 2014; and

•	Messrs. Pierno's and Ludwig's and Ms. Verses' individual performance and contributions in 2013, and the Committee's desire to more closely align his or her salary with peer medians.

Annual Cash Incentive Compensation

Our Compensation Committee reviews annual cash incentive compensation opportunities of our executives, including our NEOs, on an annual basis taking into consideration the factors described above as well as changes in position or responsibilities. In the event of material changes in position, responsibilities, or other factors, the Compensation Committee may consider changes in target incentive pay during the year.

Our Compensation Committee set each of our NEO's 2014 bonus targets under our 2014 Executive Bonus Plan as a percentage of his or her 2014 annualized base salary as set forth in the following table.

Name	2014 Annualized Base Salary ($)	2014 Total Target Annualized Bonus Opportunity ($)	Target Bonus as a Percentage of Base Salary	Financial Goals Target Bonus ($)(1)	Non-financial Strategic Goals Target Bonus ($)(2)
Stephen M. Swad (3)	515,000	566,500	110%	396,550	169,950
Thomas M. Pierno (4)	340,000	255,000	75%	178,500	76,500
Eric B. Ludwig (5)	283,000	212,250	75%	169,800	42,450
Christian S. Na (6)	325,000	195,000	60%	136,500	58,500
Judy K. Verses (7)	340,000	255,000	75%	204,000	51,000
_________________________

(1)
For Messrs. Swad, Pierno and Na, the total annual cash incentive opportunity was based 70% on financial goals. For Mr. Ludwig and Ms. Verses, the total annual cash incentive opportunity was based 80% on financial goals, which included both corporate financial targets as well as their individual line of business metrics.

(2)
For Messrs. Swad, Pierno and Na, the total annual cash incentive opportunity was based 30% on non-financial strategic goals. For Mr. Ludwig and Ms. Verses, the total annual cash incentive opportunity was based 20% on non-financial strategic goals.

(3)
Mr. Swad's 2014 annualized base salary and bonus opportunity represent his salary and bonus opportunity as of December 31, 2014. Mr. Swad's bonus target increased from 100% to 110% of base salary, effective January 1, 2014.

(4)
Mr. Pierno's 2014 annualized base salary and bonus opportunity represent his salary and bonus opportunity as of December 31, 2014. Mr. Pierno's target bonus percentage was increased from 60% to 75% of base salary by the Compensation Committee in order to move his bonus target closer to peer medians, with an effective date of January 1, 2014.

(5)
Mr. Ludwig began participating in the 2014 Executive Bonus Plan mid-year. As such, his bonus opportunity represented in the chart above is annualized and based on his salary as of December 31, 2014. Mr. Ludwig was a participant in the Employee Incentive Plan for Consumer Sales ("EIPCS") from January 1, 2014 to June 30, 2014 at which time his base salary was $275,000. He became a participant in the 2014 Executive Bonus Plan as of July 1, 2014 and at which time his base salary increased to $283,000. His actual 2014 bonus targets, prorated based on his participation in each plan during 2014, are described below.

Incentive Plan Name	Effective Date of Participation in the Plan	End Date of Participation in the Plan	Target Bonus as Percentage of Base Salary	Pro-rated Target Bonus Amount Based on Time in Plan	Financial Goals Target Bonus ($)	Non-financial Strategic Goals Target Bonus ($)	Individual Goals Target Bonus ($)	Annual Goals Target Bonus ($)
EIPCS	1/1/2014	6/30/2014	75%	103,125	61,875	N/A	20,625	20,625
2014 Executive Bonus Plan	7/1/2014	12/31/2014	75%	106,997	85,598	21,399	N/A	N/A

(6)
Mr. Na was hired on June 2, 2014, and his employment with the Company ended effective November 17, 2014. As such, his bonus opportunity represented in the chart above is annualized. His actual 2014 bonus target was prorated based on eligible time in the plan, in the amount of $89,753 (46% of the annualized target).

(7)
Ms. Verses' 2014 annualized base salary and bonus opportunity represent her salary and bonus opportunity as of December 31, 2014. No changes were made to her annual target bonus percentage from 2013 to 2014.

Our 2014 Executive Bonus Plan provided for an annual cash incentive opportunity for each executive, including NEOs, based on financial goals and non-financial strategic goals. For non-line of business executives, the annual cash incentive opportunity was based 70% on financial goals, subject to a threshold attainment; and 30% on non-financial strategic goals, with no threshold attainment. For Line of Business Executives, the annual cash incentive opportunity was based 80% on financial goals and 20% on non-financial goals, as described below in further detail. The financial goals and non-financial strategic goals are evaluated separately. As such, for purposes of determining the amount of cash incentives to be awarded to executives, some goals can be determined to be achieved and trigger payment even if other goals do not. The Compensation Committee believes that maintaining these ratios of financial and non-financial strategic goals in order to trigger payment aligns the financial interests of our executives with the financial interests of our stockholders.

Non-Line of Business Executives. For non-line of business executives, including Messrs. Swad, Pierno and Na, 70% of the award for achieving the financial goals under the 2014 Executive Bonus Plan was based on the following:

	Percentage	Threshold	Target	Maximum	2014 Actual Result	% Achievement (relative to target)
2014 Bookings	40%	$300M	$333M	$350M+	$309.4M	92.9%
2014 Adjusted EBITDA	40%	$17M	$20M	$23M+	<Threshold	—%
2014 Percentage Global DTC Web Sales	20%	50%	60%	70%+	64.8%	108.0%

With respect to the 2014 financial goals portion of the annual cash incentive award (weighted at 70%), no amount would be earned with respect to any one of the three financial targets if we failed to achieve the threshold for that particular goal target. If we achieved the threshold of a financial target, 80% of the amount attributable to such target would be earned. If we achieved 100% of a financial target, 100% of the amount attributable to such target would be earned. If we achieved the maximum or more of the goal target, 150% of the amount attributable to such bonus target would be earned. Between threshold and 100% and between 100% and the maximum of the financial targets, the amount earned would be interpolated between the two points based on the above. The Bookings, Adjusted EBITDA and Percentage Global DTC Web Sales components of the financial goals were mutually exclusive, so that part or the entire amount attributable to the financial goals could be awarded if one goal was met but not the other.

With respect to the 2014 non-financial strategic goals portion of the bonus (weighted at 30%), no minimum threshold was set for funding. Our Compensation Committee determined a percentage of overall achievement based on an evaluation of our performance in meeting each of these goals during the year. Some of these goals include defined milestones or other business metrics while others are subjective and not capable of being defined by bright-line measurements. Our Compensation Committee's determination of the percentage of each non-financial strategic goal that was achieved was an overall achievement of 33.33%, based on the following results.

•
33.33% on Global Enterprise & Education Cross Selling of approximately $28 million, of which we achieved 75%, for a funding payout of 25%, based on offering a product suite to our customers versus a single product, which opened the door to more customers and verticals; and

•
33.33% on Consumer Cross Selling of approximately $12 million, which we did not fully achieve, and the Compensation Committee therefore determined not to award a payout. While we successfully improved the functionality, navigation and number of products available to customers on our website we did not make our Consumer Cross Selling sales goal; and

•
33.33% on launch of Consumer kids literacy product(s) with bookings of approximately $3 million, of which we achieved 25% for a funding payout of 8.33%. Although we successfully launched Rosetta Stone® Kids Reading in November 2014, final year end sales results were below estimates primarily due to a later than scheduled launch date based on delays with product development.

Based on the assessments detailed above, the funding for the financial goals (70% weight) was 59.08% and the funding for the non-financial corporate goals (30% weight) was 33.33%. Based on the weights applied to these factors and the funding amounts detailed above, the aggregate funding amount for the 2014 Executive Bonus Plan for non-line of business executives was 51.35% as illustrated in the chart below:
Line of Business Executives. The structure of the plan for the Line of Business Executives, including Mr. Ludwig and Ms. Verses, was generally the same, with 20% based on the corporate financial goals, as described above; 60% based on the financial performance of their lines of business, Global Consumer and Global Enterprise & Education, respectively; and 20% based on non-financial strategic goals as outlined above. The threshold for the amount of the bonus attributable to financial targets for the Line of Business Executives was 80%. The line of business and corporate components of the financial metrics were mutually exclusive, so that part or the entire bonus attributable to the financial goals could be awarded if one goal was met but not the other.

The financial targets for Mr. Ludwig's bonus were determined based on financial targets for the global Consumer business of the Company (weighted 60%), corporate financial targets (weighted 20%) and corporate non-financial targets (weighted 20%). The Consumer line of business financial metrics (weighted 60%) consisted of the following: Bookings target of $212.9 million (weighted 30%); Adjusted EBITDA target of $82.3 million (weighted 30%); Percentage Global DTC Web Sales target, as defined above, of 60% (weighted 20%); and a Consumer Cross Selling target of $12 million (weighted 20%). The global Consumer business for 2014 achieved the following results: $189.7 million against a target Bookings of $212.9 million (for a funding payout of 82.76%); $56 million in Adjusted EBITDA against a target of $82.3 million (below threshold of $65.84 million, for a funding payout of 0%); 64.8% of the Percentage Global DTC Web Sales against a target of 60% (for a funding payout of 172%); and $7.2 million in Consumer Cross Selling between different products and product lines against a target of $12 million (below threshold of $9.6 million, for a funding payout of 0%).

The financial targets for Ms. Verses' bonus were determined based on financial targets for the Global Enterprise & Education business of the Company (weighted 60%) and corporate financial targets (weighted 20%) and corporate non-financial targets (weighted 20%). The Global Enterprise & Education line of business financial metric (weighted 60%) consisted of the following: Bookings target of $99.4 million (weighted 40%); Adjusted EBITDA target of $43.7 million (weighted 40%); and Enterprise & Education Cross Selling (Tell Me More, Lexia, etc.) target of $28 million (weighted 20%). The Global Enterprise & Education business for 2014 achieved the following results: Bookings of $91.77 million against a target of $99.4 million (for a bonus funding payout of 88.60%); Adjusted EBITDA of $38.23 million against a target of $43.7 million (for a funding payout of 87.49%); and Enterprise & Education Cross Selling between product lines of $23.9 million against a target of $28 million (for a funding payout of 85.36%).

A summary of the bonus payouts for Mr. Ludwig's and Ms. Verses' bonus plans is provided in the tables below:

Based on the factors described above, our Compensation Committee determined the following bonuses were earned by our NEOs for 2014.

Name	Financial Goals Bonus ($)	Non-financial Strategic Goals Bonus ($)	Total Bonus ($)
Stephen M. Swad (1)	—	—	—
Thomas M. Pierno	105,456	25,497	130,953
Eric B. Ludwig (2)	50,667	7,132	57,800
Christian S. Na (3)	37,118	8,974	46,092
Judy K. Verses	144,815	36,204	181,019
_________________________

(1)	Mr. Swad did not receive a bonus payment under the 2014 Executive Bonus Plan as approved by the Compensation Committee.

(2)
Mr. Ludwig was a participant in the 2014 Executive Bonus Plan from July 1, 2014 to December 31, 2014, therefore his bonus payment was prorated based on his participation in the 2014 Executive Bonus Plan. He also received cash incentive awards for his participation in the 2014 EIPCS prior to July 1, 2014, totaling $75,616.

(3)
Mr. Na's employment with the Company ended effective November 17, 2014. His bonus payment was prorated based on the amount earned up until his last day of employment with the Company, in accordance with the terms of the 2014 Executive Bonus Plan.

The following chart shows the target bonus amount and actual amount paid for each NEO based on achievement of the financial and non-financial strategic goals, as applicable, under our 2014 Executive Bonus Plan, as described above.
________________

(1)	Mr. Swad did not receive a bonus payment under the 2014 Executive Bonus Plan as approved by the Compensation Committee.

(2)
Mr. Ludwig was a participant in the 2014 Executive Bonus Plan from July 1, 2014 to December 31, 2014, therefore his bonus payment was prorated based on his participation in the 2014 Executive Bonus Plan.

(3)
Mr. Na's employment with the Company ended effective November 17, 2014. His bonus payment was prorated based on the amount earned up until his last day of employment with the Company, in accordance with the terms of the 2014 Executive Bonus Plan.

2014 Discretionary Bonuses

In May 2014, the Compensation Committee approved a one-time cash signing bonus in the amount of $75,000 to Mr. Na, payable on the first payroll following his hire date of June 2, 2014. Following his departure, Mr. Na was not obligated to reimburse the Company under the terms of his employment agreement.

Allocation of Equity-Based Compensation Awards

Throughout the year, our Compensation Committee evaluates grants for new hires at the senior vice president level and above, promotions to the senior vice president level and above, or other changes that may warrant additional grants. Our Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, performance, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of shares subject to awards to be granted to all participants during the year. For new hire grants, the vesting start date is typically the date of hire. For ongoing annual grants, the vesting start date is determined by the Compensation Committee.

Our Compensation Committee also evaluates and makes annual grants for the executive officers, including the NEOs, and other members of senior management on a discretionary basis during the annual performance review process. As noted above, it is the Compensation Committee's intent to provide long term incentive opportunities that are comparable to peer median long term incentive values, and combine with base salary and annual cash incentive opportunities to result in target total compensation opportunities that are comparable to peer median target total compensation opportunities. However, as noted above, share usage constraints have generally resulted in long term incentive opportunities below peer medians.

Equity awards, including non-qualified stock options and restricted stock, granted to NEOs and other employees under our 2009 Plan typically vest over a period of four years, with 25% of the shares vesting on each annual anniversary of the vesting commencement date with the exception of (i) Mr. Swad's November 2010 grant, which included a three-year vesting schedule that was negotiated at hire; (ii) Mr. Swad's January 2012 equity grant, received in connection with his expanded operational role which had a two-year vesting schedule; and (iii) the special retention awards granted to our NEOs and certain other executives in 2012, which had two-year vesting schedules to ensure retention of key executives during a pivotal transformation period of the Company. In general, the 2013 LTIP is weighted between 60% and 70% of the total long term incentive opportunity (with 70% of this award opportunity denominated in performance stock awards and 30% denominated in cash), while the remaining 30% to 40% of the total long term incentive opportunity is weighted 60% in stock options and 40% in restricted stock. In 2014, the Compensation Committee modified the approach to long term incentive compensation to provide 70% of long term incentive value, outside of the 2013 LTIP, in the form of stock options and 30% of long term incentive value in restricted stock to better reflect market practice, promote retention of executives, and provide balance in the long term incentive program.

Timing of Equity-Based Compensation Awards

Our Compensation Committee typically makes annual grants of restricted stock and stock options, if any, to our NEOs and other members of the senior management team in connection with its annual review of our executives' compensation.

We do not have any program, plan or practice to time stock option and restricted stock grants in coordination with the release of material non-public information. The exercise price of stock options for 2014 was determined based on the trading price of our common stock at the close of the market on the date of grant.

2013 Long Term Incentive Program

Under the 2013 LTIP executives designated by the Board of Directors were eligible to receive performance stock awards and cash upon the Company's achievement of specified performance goals between January 1, 2013 and December 31, 2014. In order to earn awards under the 2013 LTIP, certain minimum threshold performance goals must have been achieved during 2014, in addition to the cumulative performance goals over the two year period ending December 31, 2014. A specific threshold was established for each goal, including a range of payout levels depending on the achievement of the goal ranging from zero to 200% of the incentive target. Performance assessments for each goal were independent of one another such that a partial payout under one goal could be earned even if threshold performance for other goals were not achieved.

Executives designated by the Compensation Committee had the opportunity to receive performance stock awards and cash upon the Company’s achievement of the following specified performance goals during the Program Period: (i) Bookings; (ii) Operating EBITDA; and (iii) Percentage Global Digital Sales (each, a “Performance Goal”).
Bookings and Operating EBITDA are non-GAAP financial measures. See below for a description of how these measures are defined and see Appendix B for reconciliation of these measures to GAAP.

“Bookings” meant executed sales contracts by the Company that were either recorded immediately as revenue or as deferred revenue.

“Operating EBITDA” meant GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, and stock-based compensation expenses, plus the change in deferred revenues.
“Percentage Global Digital Sales” meant the percentage of all new unit sales of downloadable Global Consumer products, online subscription products, renewals and paid Apps.
An executive’s individual amount of performance stock awards and cash he or she was eligible to receive were provided in such executive's award agreement. The executive’s incentive target was determined as a multiple of the executive’s base salary in effect as of December 31, 2012. The Chief Executive Officer’s incentive target was three times his base salary, while all other participating executives had a target of one times their base salary. The incentive target value in each executive’s award consisted of 70% in performance stock awards and 30% in cash. Each participating executive’s target Performance Stock Award was based on valuation as of January 1, 2013. Stock valuation was based on the monthly average of the closing price of a share of common stock from December 1, 2012 to January 1, 2013. For new executives added to this plan upon approval by the Committee, such executive’s incentive target for his or her award was determined and valued upon the effective date of participation.
2013 LTIP target awards for participating NEOs are listed below. Due to his hire date, Mr. Na was not eligible to participate in the 2013 LTIP.

				2013 LTIP Payout Target (100%) = 100% Payout			2013 LTIP Payout at Threshold (80%) = 50% Payout		2013 LTIP Payout at Maximum (150%) = 200% Payout
				Performance Share Awards (70%)		Target Cash (30%)	Performance Share Awards (70%)	Target Cash (30%)	Performance Share Awards (70%)	Target Cash (30%)
Name	Annual Salary as of December 31, 2012 ($)	2013 LTIP Target (Multiple of Base Salary)	LTIP Target Value (Multiple of Incentive Target) ($)	Target Stock Value ($) (70%)	Target Number of Shares at $12.31 (1)	Target Cash Value ($) (30%)	Number of Shares at Threshold (50% of Target Shares)	Target Cash Value ($) (50% of Target Cash Value)	Number of Shares at Maximum (200% of Target Shares)	Target Cash Value ($) (200% of Target Cash Value)
Stephen M. Swad	$500,000	3.0	$1,500,000	$1,050,000	85,297	$450,000	42,648	$225,000	170,593	$900,000
Thomas M. Pierno	$320,000	1.0	$320,000	$224,000	18,197	$96,000	9,098	$48,000	36,393	$192,000
Eric B. Ludwig	$212,000	1.0	$212,000	$148,400	12,055	$63,600	6,028	$31,800	24,110	$127,200
Judy K. Verses	$300,000	1.0	$300,000	$210,000	17,059	$90,000	8,530	$45,000	34,119	$180,000
________________
(1) Stock price value of $12.31 based on the 30-day average closing from December 1, 2012 to January 1, 2013.

2013 LTIP Performance Goals and thresholds are listed in the chart below:

2013 LTIP Performance Goals (weighted evenly)	FY 2013			FY 2014			End Result (cumulative result for Bookings & Operating EBITDA and final result as of Dec 31, 2014 for Percent Digital)
	Min	Target	Max	Min	Target	Max	Min	Target	Max
Bookings	$284	$310	$360	$310	$350	$405	$594	$660	$765
Operating EBITDA	$25	$30	$40	$31	$45	$54	$56	$75	$94
Percent Digital	21%	27%	35%	30%	38%	48%	30%	38%	48%

Vesting and payout levels upon achievement of each Performance Goal:

•
Minimum: If the minimum threshold of each performance goal for the program period was achieved, then 50% of the targeted amount under the executive’s award for both performance stock awards and cash vested and became payable.

•
Target: If the target threshold of each Performance Goal for the program period was achieved, then 100% of the targeted amount under the executive’s award for both performance stock awards and cash vested and became payable.

•
Maximum: If the maximum threshold for each Performance Goal for the program period was achieved, then 200% of the targeted amount under the executive’s award for both performance stock awards and cash vested and became payable.

Subject to the other requirements under the 2013 LTIP: (i) if only the minimum threshold for one out of the three Performance Goals was achieved during the program period, then one third (1/3) of the 50% of the targeted amount under the executive’s award for both performance stock awards and cash vested and became payable; and (ii) if only the minimum threshold for two out of the three Performance Goals was achieved during the program period, then two thirds (2/3) of the 50% of the targeted amount under the executive’s award for both performance stock awards and cash vested and became payable.
Achievement levels in between the performance thresholds of each Performance Goal were interpolated to determine payout amounts of awards. The minimum vesting and payout amount of any award could be zero. The maximum payout for any award granted under the 2013 LTIP was 200% of target Performance Awards and target cash.
After the completion of the program period, but prior to any payment of any award granted under the 2013 LTIP, the Compensation Committee determined whether Performance Goals were achieved, as well as the performance stock awards to be granted and cash to be paid under the 2013 LTIP. Actual approved levels of achievement as determined by the Compensation Committee are provided in the table below.

2013 LTIP Performance Goal	Mix	2013 & 2014 Cumulative 2013 LTIP Performance Goal Target	2013 & 2014 Cumulative 2013 LTIP Performance Goal Threshold for Payment	Actual Result as of December 31, 2014	Actual Approved Funding Result
Bookings	33.33%	$660M	$594M	Less than Threshold	No funding earned
Operating EBITDA	33.33%	$75M	$56M	Less than Threshold	No funding earned
Percentage Digital Sales	33.33%	38%	30%	Greater than 60% = Maximum Payout Achieved	200%
Final Funding					66.66%

Actual Approved Payouts under the 2013 LTIP
Name	Number of Restricted Shares	Cash Award
Stephen M. Swad	56,859	$299,970
Thomas M. Pierno	12,130	$63,994
Eric B. Ludwig	8,036	$42,396
Judy K. Verses	11,372	$59,994

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our Company. Effective January 1, 2013, our Executive Equity Ownership guidelines are as follows:

•	CEO: Five times (5x) base salary; and

•	Senior Vice Presidents and above levels: Two times (2x) base salary

We have provided a time frame of five years to attain the equity ownership levels.

Insider Trading Policy Prohibiting Hedging and Pledging

Our Board of Directors adopted an amended Insider Trading Compliance Policy, which prohibits all hedging and pledging transactions in Company stock by directors and all employees to ensure that the interests of these holders of Company stock are fully aligned with those of stockholders in general. We also discourage the purchase and sale of exchange-traded options on our stock by our executives.

Severance and Change in Control Arrangements

Each of our equity incentive plans provides for a potential acceleration of vesting of outstanding awards in the event of a change in control and/or termination without cause, as defined in each such plan. In 2012, restricted stock agreements were updated to provide that starting with equity awards granted in 2012, none of the equity awards granted to our NEOs would provide for automatic vesting acceleration upon consummation of a change in control transaction unless there is also a termination of service other than for cause or voluntary resignation for good reason in connection with the change in control.

In addition, see "Employment Arrangements with Named Executive Officers" and "Potential Payments Upon Termination of Employment or Upon Change in Control" below for a description of the severance and change in control arrangements we have with our NEOs. The Compensation Committee believes that these arrangements were necessary to attract and are necessary to retain our NEOs. The terms of each arrangement were determined in negotiation with the applicable NEO in connection with his or her hiring, or promotion, and were not based on any set formula.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to the Company and our executives. While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive. We also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers (excluding our Chief Financial Officer) to $1,000,000, unless the compensation qualifies as performance-based and certain requirements are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the material terms of the compensation are approved by stockholders and meet certain other requirements. While the Compensation Committee is mindful of the benefit of deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our Company and our stockholders.

Compensation Policies and Practices as They Relate to Risk Management

In 2014, our Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks. In connection with its evaluation, our Compensation Committee considered, among other things, the structure, philosophy and design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may calibrate or balance potential risk-taking incentives.

The Compensation Committee also reviewed our compensation programs for certain design features that have been identified by experts as having the potential to encourage excessive risk-taking, including:

•	long term incentive compensation value that is driven entirely by increases in stock price; and

•	low compensation levels exacerbated by performance-driven awards not paying out; including both annual bonus and long term incentive compensation.

The Compensation Committee noted several design features of our cash and equity incentive programs for all employees that reduce the likelihood of excessive risk-taking, including:

•	the Compensation Committee's ability to exercise discretion to decrease incentive award payouts;

•
the use of an array of performance metrics across compensation programs (that is, bonuses are based on financial goals, non-financial strategic metrics and individual performance goals; 2013 LTIP awards are based on both Company operating performance and stock price; and new hire and annual equity incentives are driven by stock price gains);

•	the fact that many of our executives hold significant vested equity stakes in the Company; and

•	the fact that the mix of compensation balances a short-term and long-term focus.

Based on this assessment, our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

EXECUTIVE COMPENSATION

2014 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers ("NEOs"), including our Chief Executive Officer and Chief Financial Officer, for the year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation($)		All Other Compensation ($)		Total ($)
Stephen M. Swad	2014	515,000		—		509,998	1,190,000	299,970	(2)	29,836	(3)	2,544,804
Advisor to the CEO and Former President and Chief Executive Officer	2013	506,923		—		1,212,333	285,251	327,592		29,516	(4)	2,361,615
	2012	481,923	(5)	150,000	(6)	1,374,861	642,287	462,951		19,410	(7)	3,131,432
Thomas M. Pierno	2014	334,577				179,998	420,003	194,947	(8)	13,249	(9)	1,142,774
Chief Financial Officer	2013	324,616		—		262,371	67,117	127,928		12,082	(10)	794,114
	2012	200,616	(11)	—		158,250	308,015	108,135		7,979	(12)	782,995
Eric B. Ludwig (13)	2014	276,339				75,001	175,001	175,812	(14)	17,170	(15)	719,323
Former Senior Vice President, Consumer
Christian S. Na (16)	2014	151,250	(17)	75,000	(18)	100,002	150,000	46,092	(19)	350,165	(20)	872,509
Former Chief Legal Officer & Corporate Secretary
Judy K. Verses	2014	323,188				119,995	280,002	241,013	(21)	18,707	(22)	982,905
President, Global Enterprise & Education	2013	304,154		—		248,465	67,117	139,885		18,171	(23)	777,792
	2012	300,000		25,000	(6)	35,901	16,542	216,068		11,126	(24)	604,637
_________________________

(1)
Represents the aggregate grant date fair value for restricted stock awards and stock option awards granted in the applicable year, computed in accordance with ASC 718. Information about the assumptions used to value these awards can be found in Stock-Based Compensation under Critical Accounting Policies and Estimates in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015.

(2)	For Mr. Swad, represents a cash award under the 2013 LTIP of $299,970 paid on or before February 15, 2015.

(3)
For Mr. Swad, represents insurance premiums the Company paid on his behalf under our group term life insurance policy and our health and welfare policies in the amount of $12,754 during the specified year, 401(k) matching contributions in the amount of $12,200 and other compensation in the amount of $4,882.

(4)
For Mr. Swad, represents insurance premiums the Company paid on behalf of the executive under our group term life insurance policy and our health and welfare policies in the amount of $11,447 during the specified year, 401(k) matching contributions in the amount of $10,200 and other compensation in the amount of $7,869.

(5)
In February 2012, Mr. Swad was appointed from the position of Chief Financial Officer to the positions of President and Chief Executive Officer. The amount listed in the 2012 Salary column above for Mr. Swad includes both (i) the prorated base salary earned by Mr. Swad as Chief Financial Officer (at his annualized base salary of $400,000) plus (ii) his prorated base salary earned as President and Chief Executive Officer, at an annual rate of $500,000.

(6)
In January 2012, the Compensation Committee granted special retention bonuses consisting of cash and equity awards to selected key members of our management team, including Mr. Swad and Ms. Verses, in order to retain key executives during the transformation of our business model, keeping them focused on our business objectives during the search for a successor to serve as our President and Chief Executive Officer. The retention cash awards were paid in single payments on December 31, 2012 contingent upon the applicable NEO remaining employed until December 31, 2012, or the earlier termination of his or her employment by us without cause.

(7)
For Mr. Swad, represents insurance premiums paid by the Company on behalf of the employee under our group term life insurance policy and our health and welfare policies in the amount of $11,968, 401(k) matching contributions in the amount of $6,909 provided on behalf of Mr. Swad during the specified year and other compensation in the amount of $532.

(8)	For Mr. Pierno, represents a cash award under the 2013 LTIP of $63,994 paid on or before February 15, 2015 and a cash bonus in the amount of $130,953 under the 2014 Executive Bonus Plan.

(9)
For Mr. Pierno, represents insurance premiums the Company paid on his behalf under our group term life insurance policy and our health and welfare policies in the amount of $12,754 during the specified year and other compensation in the amount of $495.

(10)
For Mr. Pierno, represents insurance premiums the Company paid on his behalf under our group term life insurance policy and our health and welfare policies in the amount of $11,447 during the specified year and other compensation in the amount of $635.

(11)	Mr. Pierno joined the Company effective May 2012. His annualized base salary for 2012 was $320,000.

(12)
For Mr. Pierno, represents insurance premiums paid by the Company on behalf of the executive under our group term life insurance policy and our health & welfare policies in the amount of $7,979 during the specified year.

(13)	Mr. Ludwig became an Executive Officer in August 2014. Accordingly, prior year compensation information is not included in the Summary Compensation Table.

(14)
For Mr. Ludwig, represents a cash award under the 2013 LTIP of $42,396 paid on or before February 15, 2015; a cash bonus in the amount of $57,800 under the 2014 Executive Bonus Plan; and a cash incentives in the amount of $75,616 under the 2014 EIPCS.

(15)
For Mr. Ludwig, represents insurance premiums the Company paid on his behalf under our group term life insurance policy and our health and welfare policies in the amount of $12,332 during the specified year and other compensation in the amount of $4,838.

(16)	Mr. Na became an Executive Officer in August 2014. Accordingly, prior year compensation information is not included in the Summary Compensation Table.

(17)	Mr. Na joined the Company effective June 2, 2014. His annualized base salary for 2014 was $325,000.

(18)	Mr. Na received a signing bonus in the amount of $75,000 based on his hire date of June 2, 2014.

(19)
For Mr. Na, represents a prorated cash award under the 2014 Executive Bonus Plan, based on his eligible time in the Plan determined by his hire date of June 2, 2014 through his termination on November 17, 2014.

(20)
For Mr. Na, represents severance payments upon termination consisting of: 12 months of base salary in the amount of $325,000; 12 months of COBRA health benefit premiums in the amount of $10,341; 12 months of outplacement services in the amount of $8,600; 12 months of basic life insurance and AD&D premiums in the amount of $313; and other severance compensation in the amount of $3,445. Mr. Na also received insurance premiums the Company paid on his behalf under our group term life insurance policy and our health and welfare policies in the amount of $2,466 during the specified year.

(21)	For Ms. Verses represents a cash award under the 2013 LTIP of $59,994 paid on or before February 15, 2015 and a cash bonus in the amount of $181,019 under the 2014 Executive Bonus Plan.

(22)
For Ms. Verses, represents insurance premiums the Company paid on her behalf under our group term life insurance policy and our health and welfare policies in the amount of $2,051 during the specified year, 401(k) matching contributions in the amount of $12,200 and other compensation in the amount of $4,456.

(23)
For Ms.Verses, represents insurance premiums paid by the Company on behalf of the executive under our group term life insurance policy in the amount of $339 during the specified year, 401(k) matching contributions in the amount of $10,200 and other compensation in the amount of $7,632.

(24)
For Ms. Verses, represents insurance premiums the Company paid on her behalf under our group term life insurance policy and our health and welfare policies in the amount of $860 during the specified year; 401(k) matching contributions in the amount of $9,744 and other compensation in the amount of $521.

Grants of Plan-Based Awards in Fiscal Year 2014

The following table sets forth each grant of plan-based awards to our NEOs during the year ended December 31, 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of Shares)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Award Type	Grant Date	Threshold (3)	Target	Maximum(4)	Threshold	Target	Maximum
Stephen M. Swad	Annual Cash	—	317,240	566,500	849,750	—	—	—	—	—	—	—
	Restricted Stock	2/14/2014	—	—	—	—	—	—	42,642	—	—	509,998
	Stock Options	2/14/2014	—	—	—	—	—	—	—	150,755	11.96	1,190,000
Thomas M. Pierno	Annual Cash	—	142,800	255,000	382,500	—	—	—	—	—	—	—
	Restricted Stock	2/14/2014	—	—	—	—	—	—	15,050	—	—	179,998
	Stock Options	2/14/2014	—	—	—	—	—	—	—	53,208	11.96	420,003
Eric B. Ludwig	Annual Cash (6)	—	130,353	210,122	668,132	—	—	—	—	—	—	—
	Restricted Stock	2/14/2014	—	—	—	—	—	—	6,271	—	—	75,001
	Stock Options	2/14/2014	—	—	—	—	—	—	—	22,170	11.96	175,001
Christian S. Na	Annual Cash (7)	—	50,262	89,753	134,630	—	—	—	—	—	—	—
	Restricted Stock (8)	6/2/2014	—	—	—	—	—	—	10,406	—	—	100,002
	Stock Options (8)	6/2/2014	—	—	—	—	—	—	—	25,588	9.61	150,000
Judy K. Verses	Annual Cash	—	163,200	255,000	535,500	—	—	—	—	—	—	—
	Restricted Stock	2/14/2014	—	—	—	—	—	—	10,033	—	—	119,995
	Stock Options	2/14/2014	—	—	—	—	—	—	—	35,472	11.96	280,002
_________________________

(1)
Represents potential payouts under the 2014 Executive Bonus Plan, with the exception of payouts to our Line of Business Executives, 70% of which consisted of a financial component, and 30% of which consisted of a non-financial strategic goals component, as further described above under "Annual Cash Incentive Compensation." For all NEOs except Line of Business Executives, the financial portion of the bonus was based on achievement of the corporate financial goals. There were three components of the financial portion of the bonus: (i) achievement of the 2014 target Bookings (weighted at 40%); (ii) achievement of the 2014 target Adjusted EBITDA goal (weighted at 40%); and (iii) achievement of the 2014 target Percentage Global DTC Web Sales (weighted at 20%). For Mr. Ludwig, the financial portion of the bonus was based on achievement of Bookings, Adjusted EBITDA, target Percentage Global DTC Web Sales, and Cross Selling for his respective line of business, Global Consumer, and the corporate financial goals for the overall Company. For Ms. Verses, the financial portion of the bonus was based on achievement of target Bookings, Adjusted EBITDA, and E&E Cross Selling for her respective line of business, Global Enterprise & Education, and the corporate financial goals for the overall Company.

(2)	The 2013 LTIP concluded as of December 31, 2014, and all earned and approved awards have been granted.

(3)
With respect to the bonus plan in footnote (1), all NEOs' amounts in this column, under "Annual Cash," represent the lowest possible bonus payout if the Company were to achieve the threshold of financial targets, except for Mr. Ludwig and Ms. Verses, where this column represents the lowest payout if the Company and their respective line of business met the financial thresholds. As such, each NEO therefore earned 80% of the portion of his or her target bonus that was based on the financial targets (Company and, if applicable, line of business) assuming no payout in respect of the non-financial targets were earned and approved. There is no guarantee of payment under this plan, therefore zero is the absolute minimum payout under the plan parameters.

(4)
With respect to all NEOs, except Mr. Ludwig and Ms. Verses, amounts in this column, under "Annual Cash," represent the highest possible bonus payout if the Company were to achieve or exceed the maximum target or more of each of the financial targets described in footnote (1), with a maximum payout of 150% for each metric. For Ms. Verses this number represents the maximum payout if the Company and the respective line of business achieved or exceeded the maximum financial targets, with a payout of 150% for Company metrics, consistent with other NEOs, and 250% for the maximum payout of line of business metrics. For Mr. Ludwig the number represents the sum of the maximum payouts for his time in both the 2014 Executive Bonus Plan and the 2014 Employee Incentive Plan for Consumer Sales ("EIPCS"). For Mr. Ludwig's eligibility in the 2014 Executive Bonus Plan the calculation represents the maximum payout if the Company and the respective line of business achieved or exceeded the maximum financial targets, with a payout of 150% for Company metrics, consistent with other NEOs, and 250% for the maximum payout of line of business metrics. The calculation assumes maximum payout of 150% for all non-financial metrics for all NEOs. For all NEOs if achievement of one financial metric exceeded the threshold, and the other did not, the bonus would be funded for the metric that was achieved. Plan funding for the non-financial strategic targets was based on the attainment percentage of the specified non-financial strategic goals as determined by the Compensation Committee. Reference footnote (6) for Mr. Ludwig's eligibility in the Employee Incentive Plan for Consumer Sales ("EIPCS").

(5)
For all NEOs, represents stock options and restricted stock awards granted to each NEO that vest over a period of time based on the individual's service to the Company. Awards granted on February 14, 2014 represent annual awards. The amount of each annual award was discretionary and intended to put each NEO's equity awards and total equity ownership at the median of their respective peers based on the third party compensation study conducted by Exequity and to give each of our NEOs significant equity ownership that was subject to vesting to provide forward retention value. Due to operational constraints (primarily share dilution concerns), we have been unable to provide equity grants equal to the median compared to our peer base. Our Compensation Committee intends to make grants of stock options and restricted stock subject to vesting or other forms of equity based awards to our executives as part of its annual review of our executives' compensation as described under the caption "Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Equity Based Compensation" in order to continue to align their interests with those of our stockholders. Our Compensation Committee has adopted a formal stock ownership guideline policy for our executives. Our Compensation Committee considers the liquidity of the executives' equity ownership as an important part of the executives' perception of the value of the equity award as compensation.

(6)
Mr. Ludwig was a participant in the Employee Incentive Plan for Consumer Sales ("EIPCS") from January 1, 2014 to June 30, 2014. Mr. Ludwig's pro-rated target as a participant on the EIPCS plan from January 1, 2014 to June 30, 2014 is $103,125. The threshold payout for Mr. Ludwig on the EIPCS plan represents the lowest payout if the North America Consumer Sales line of business were to achieve the threshold of financial targets. As such, Mr. Ludwig would earn 75% of the portion of his target bonus that was based on the financial targets, assuming no payout in respect to the individual goal target, with a threshold payout of $61,875. This maximum payout for Mr. Ludwig on the EIPCS plan represents the highest possible payout if the North America Consumer line of business were to achieve or exceed the maximum target or more of the financial goals. As such, Mr. Ludwig would earn a maximum payout of 500% of the portion of his target bonus that was based on the financial targets and 150% maximum payout on the individual goals portion of his target bonus, with a maximum payout of $443,438.

(7)
Mr. Na was hired on June 2, 2014, and his last day of employment with the Company was November 17, 2014. As such, the annual cash threshold, target and maximum payout, represented in the chart above is prorated based on eligible time in the plan (46% of the annualized target).

(8)
Mr. Na received a new hire equity grant on June 2, 2014 in the form of Restricted Stock Awards ("RSAs") and option awards as approved by the Compensation Committee. Mr. Na's employment with the Company ended effective November 17, 2014. Therefore, the forfeiture restrictions on his RSAs did not lapse and such awards were forfeited pursuant to the terms of his stock award agreement. Mr. Na was not eligible for the 2014 Annual Equity Grant process due to his hire date in 2014.

Outstanding Equity Awards at December 31, 2014
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/14 ($)
Stephen M. Swad	150,000	—		22.39	10/12/2020	—		—
	62,500	62,500	(1)	8.76	2/22/2022	24,250	(2)	236,680
	8,665	25,994	(3)	12.47	2/21/2023	10,224	(4)	99,786
	—	150,755	(5)	11.96	2/14/2024	42,642	(6)	416,186
Thomas M. Pierno	25,000	25,000	(7)	10.55	5/4/2022	7,500	(8)	73,200
	2,039	6,116	(3)	12.47	2/21/2023	2,406	(9)	23,483
	—	53,208	(5)	11.96	2/14/2024	15,050	(10)	146,888
Eric B. Ludwig	3,901	—		21.55	10/15/2020	—		—
	446	446	(11)	13.66	5/26/2021	236	(12)	2,303
	—	1,641	(13)	8.95	2/23/2022	951	(14)	9,282
	765	2,293	(3)	12.47	2/21/2023	1,353	(15)	13,205
	—	22,170	(5)	11.96	2/14/2024	6,271	(16)	61,205
Christian S. Na	—	—	(17)			—	(18)	—
Judy K. Verses	48,750	16,250	(19)	10.42	10/5/2021	4,798	(20)	46,828
	1,576	1,575	(13)	8.95	2/23/2022	608	(21)	5,934
	2,039	6,116	(3)	12.47	2/21/2023	2,406	(22)	23,483
	—	35,472	(5)	11.96	2/14/2024	10,033	(23)	97,922
_________________________

(1)	Options vested as to one-fourth of the total number of shares on February 22, 2013 and thereafter vest at the rate of one-quarter per annum.

(2)	Mr. Swad received 48,500 shares of restricted stock under the 2009 Plan on February 22, 2012 that vest in equal installments over four years.

(3)	Options vested as to one-fourth of the total number of shares on February 21, 2014 and thereafter vest at the rate of one-quarter per annum.

(4)	Mr. Swad received 13,633 shares of restricted stock under the 2009 Plan on February 21, 2013 that vest in equal annual installments over four years.

(5)	Options vested as to one-fourth of the total number of shares on February 14, 2015 and thereafter vest at the rate of one-quarter per annum.

(6)	Mr. Swad received 42,642 shares of restricted stock under the 2009 Plan on February 14, 2014 that vest equal annual installments over four years.

(7)	Options vested as to one-fourth of the total number of shares on May 4, 2013 and thereafter vest at the rate of one-quarter per annum.

(8)	Mr. Pierno received 15,000 shares of restricted stock under the 2009 Plan on May 4, 2012 that vest in equal annual installments over four years.

(9)	Mr. Pierno received 3,208 shares of restricted stock under the 2009 Plan on February 21, 2013 that vest in equal annual installments over four years.

(10)	Mr. Pierno received 15,050 shares of restricted stock under the 2009 Plan on February 14, 2014 that vest in equal annual installments over four years.

(11)	Options vested as to one-fourth of the total number of shares on May 26, 2012 and thereafter vest at the rate of one-quarter per annum.

(12)	Mr. Ludwig received 944 shares of restricted stock under the 2009 Plan on May 26, 2011 that vest in equal annual installments over four years.

(13)	Options vested as to one-fourth the total number of shares on February 23, 2013 and thereafter vest at the rate of one-quarter per annum.

(14)	Mr. Ludwig received 1,903 shares of restricted stock under the 2009 Plan on February 23, 2012 that vest in equal annual installments over four years.

(15)	Mr. Ludwig received 1,804 shares of restricted stock under the 2009 Plan on February 21, 2013 that vest in equal annual installments over four years.

(16)	Mr. Ludwig received 6,271 shares of restricted stock under the 2009 Plan on February 14, 2014 that vest in equal annual installments over four years.

(17)	Mr. Na's last day of employment with the Company was November 17, 2014 therefore his Options under the 2009 Plan did not vest and were canceled as of the date of his termination.

(18)	Mr. Na's last day of employment with the Company was November 17, 2014 therefore his restricted stock under the 2009 Plan did not vest and were canceled as of the date of his termination.

(19)	Options vested as to one-fourth of the total number of shares on October 5, 2012 and thereafter vest at the rate of one-quarter per annum.

(20)	Ms. Verses received 19,194 shares of restricted stock under the 2009 Plan on October 5, 2011 that vest in equal annual installments over four years.

(21)	Ms. Verses received 1,218 shares of restricted stock under the 2009 Plan on February 23, 2012 that vest in equal annual installments over four years.

(22)	Ms. Verses received 3,208 shares of restricted stock under the 2009 Plan on February 21, 2013 that vest in equal annual installments over four years.

(23)	Ms. Verses received 10,033 shares of restricted stock under the 2009 Plan on February 14, 2014 that vest in equal annual installments over four years.

Option Exercises and Stock Vested for Fiscal Year 2014

The following table sets forth information regarding shares of common stock acquired upon the exercise of stock options and vesting of restricted stock during the year ended December 31, 2014. Mr. Ludwig was the only NEO to exercise options during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)(2)
Stephen M. Swad	—	—	31,869	(3)	392,945
			35,411	(4)	436,618
			3,409	(5)	42,101
			12,125	(6)	145,864

Thomas M. Pierno	—	—	802	(7)	9,905
			3,750	(8)	44,025

Eric B. Ludwig	821	2,098	2,833	(9)	34,931
			451	(10)	5,570
			476	(11)	5,726
			236	(12)	2,325
			565	(13)	4,588

Christian S. Na (14)	—	—

Judy K. Verses	—	—	1,770	(15)	21,824
			802	(16)	9,905
			305	(17)	3,669
			4,798	(18)	39,488
_________________________

(1)
The value realized on exercise is determined by computing the difference between the stock price at the time the trade is executed on the date of exercise and the strike price of the options. This amount is multiplied by the number of stock options exercised.

(2)
The dollar amount in this column represents the number of shares vested multiplied by the closing price of the Company's stock on the date of vesting, and does not necessarily represent the cash value the NEOs realized in connection with their stock award agreement.

(3)	Pursuant to company instructions, Mr. Swad sold 12,048 shares to cover taxes associated with the restricted stock vesting and received 19,821 shares on January 1, 2014.

(4)	Pursuant to company instructions, Mr. Swad sold 12,822 shares to cover taxes associated with the restricted stock vesting and received 22,589 shares on January 1, 2014.

(5)	Pursuant to company instructions, Mr. Swad sold 1,697 shares to cover taxes associated with the restricted stock vesting and received 1,712 shares on February 21, 2014.

(6)	Pursuant to company instructions, Mr. Swad sold 4,708 shares to cover taxes associated with the restricted stock vesting and received 7,417 shares on February 22, 2014.

(7)	Pursuant to company instructions, Mr. Pierno sold 336 shares to cover taxes associated with the restricted stock vesting and received 466 shares on February 21, 2014.

(8)	Pursuant to company instructions, Mr. Pierno sold 1,269 shares to cover taxes associated with the restricted stock vesting and received 2,481 shares on May 2, 2014.

(9)	Pursuant to company instructions, Mr. Ludwig sold 1,127 shares to cover taxes associated with the restricted stock vesting and received 1,706 shares on January 1, 2014.

(10)	Pursuant to company instructions, Mr. Ludwig sold 190 shares to cover taxes associated with the restricted stock vesting and received 261 shares on February 21, 2014.

(11)	Pursuant to company instructions, Mr. Ludwig sold 203 shares to cover taxes associated with the restricted stock vesting and received 273 shares on February 23, 2014.

(12)	Pursuant to company instructions, Mr. Ludwig sold 81 shares to cover taxes associated with the restricted stock vesting and received 155 shares on May 26, 2014.

(13)	Pursuant to company instructions, Mr. Ludwig sold 174 shares to cover taxes associated with the restricted stock vesting and received 391 shares on October 15, 2014.

(14)
Mr. Na's employment with the Company ended effective November 17, 2014. Therefore, the forfeiture restrictions on his restricted stock awards did not lapse and such awards were forfeited pursuant to the terms of his stock award agreement.

(15)	Pursuant to company instructions, Ms. Verses sold 705 shares to cover taxes associated with the restricted stock vesting and received 1,065 shares on January 1, 2014.

(16)	Pursuant to company instructions, Ms. Verses sold 336 shares to cover taxes associated with the restricted stock vesting and received 466 shares on February 21, 2014.

(17)	Pursuant to company instructions, Ms. Verses sold 110 shares to cover taxes associated with the restricted stock vesting and received 195 shares on February 23, 2014.

(18)	Pursuant to company instructions, Ms. Verses sold 1,626 shares to cover taxes associated with the restricted stock vesting and received 3,172 shares on October 5, 2014.

Pension Benefits

None of our employees participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by the Company.

Non-qualified Deferred Compensation

None of our employees participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Employment Arrangements with Named Executive Officers

We have employment agreements with each of our executive officers, including our NEOs. Mr. Na's and Mr. Ludwig's employment agreements were terminated without cause in November 2014 and April 2015, respectively. In addition, following Mr. Swad's resignation as President and Chief Executive Officer, the Board engaged Mr. Swad as Advisor to the Chief Executive Officer to assist with the transition until May 1, 2015. During this period, Mr. Swad has continued to receive the same base salary and benefits that were in effect as of the time of his resignation. On May 1, 2015, Mr. Swad's employment with the Company is due to end. Mr. Swad's compensation earned under his employment agreement in connection with his resignation is further described below.

The other NEOs' agreements have one-year terms that automatically renew each day so that there is always one year remaining in the term. The employment agreements set the annual base salaries of each executive, which may be increased from time to time but not decreased.

The employment agreements also provide that the executive will be eligible to receive an annual bonus in accordance with the bonus policy established by our Board of Directors from time to time, but no performance based bonus amount is guaranteed. The table below sets forth the percentage of 2014 base salary that represents the total target bonus opportunity for each of our NEOs.

Name	2014 Total Target Bonus Opportunity
Stephen M. Swad	100%
Thomas M. Pierno	75%
Eric B. Ludwig	75%
Christian S. Na	60%
Judy K. Verses	75%

Under the agreements, each executive is entitled to severance benefits if his or her employment is terminated without cause or if he or she terminates his or her employment for good reason.

Generally, termination without cause is defined in the agreements as termination for a reason other than the executive's commission of a felony or a crime involving moral turpitude; an act involving dishonesty or fraud involving his or her duties; failure to perform his or her duties; commission of gross negligence or willful misconduct involving his or her duties; material breach of his or her employment agreement, failure to comply with instructions given by our Board of Directors which affect our business; misconduct likely to materially injure our reputation; harassment of or discrimination against our employees; customers or vendors; misappropriation of our Company's assets; willful violation of our policies; issues involving his or her immigration status affecting his ability to continue his or her employment with us; or (as to Mr. Pierno, Mr. Ludwig, Mr. Na and Ms. Verses) disclosure of trade secrets.

Generally, good reason is defined in the agreements as a material reduction in the executive's annual salary, duties, authority or responsibilities; (as to Mr. Swad, Mr. Pierno and Ms. Verses) our failure to perform a material obligation undertaken by us to the executive after the executive has provided us with notice of failure and such failure has not been cured within 10 days or (as to Mr. Ludwig and Mr. Na) our material breach of his or her employment agreement; or our relocation of him or her to an area more than 50 miles outside of Arlington, Virginia; provided that, in certain employment agreements, the Company receives notification of one of the aforementioned events and fails to cure within the prescribed period of time under the agreements. As to Mr. Swad, good reason also includes requiring him to report to anyone other than the Board.

If we terminate the employment of one of the named executive officers without cause or if he or she terminates his or her employment for good reason, we will be required to pay severance in an amount equal to 12 months (18 months in the case of Mr. Swad) of his or her annual base salary, such payment to be made six months after the termination date, if he or she signs a general release waiving any claims he or she may then have against us and agrees not to compete against us for 12 months after the date of termination (18 months in the case of Mr. Swad) and provide COBRA continuation for health benefits and the annual bonus which the executive would have earned for such year, pro-rated to the date of termination. These agreements contain provisions known as "best-after tax provisions," which provide that in the event that any excise tax would otherwise be payable by an executive on any "parachute payment," then the amount of those payments may instead be reduced to eliminate or minimize any required excise tax payment.

Resignation of Mr. Swad

Stephen M. Swad served as our President and Chief Executive Officer and as a member of the Board of Directors throughout 2014. On March 26, 2015, Mr. Swad resigned as a member of our Board effective immediately and resigned as President and Chief Executive Officer effective April 1, 2015. The Board of Directors appointed A. John Hass to serve as Interim President and Chief Executive Officer effective April 1, 2015. The Board engaged Mr. Swad as Advisor to the Chief Executive Officer to assist with the transition until May 1, 2015. During this period, Mr. Swad has continued to receive the same base salary and benefits that were in effect on the day he resigned as President and Chief Executive Officer. On May 1, 2015, Mr. Swad's employment with the Company is due to end.

In addition, on April 15, 2015, the Board of Directors determined that Mr. Swad's resignation from his position as President and Chief Executive Officer was to be treated as an involuntary termination of employment without cause under his Executive Employment Agreement effective as of November 9, 2010, as amended effective as of December 22, 2011 and as further amended effective as of February 22, 2012 (as amended, the "Employment Agreement"), and approved a compensation package to be awarded to Mr. Swad as described below and in accordance with a form of Agreement and General Release (the "Release"). Subject to execution and non-revocation of the Release, under the Release, Rosetta Stone Ltd., a wholly-owned subsidiary of the Company, was to provide specified benefits and pay Mr. Swad those amounts as set forth in Section 6(a) of the Employment Agreement, in consideration of each party providing to the other a legal release of claims and of Mr. Swad fulfilling other obligations and undertakings.

The payments comprise: (i) a lump sum payment in cash equal to 18 months of Mr. Swad's annual base salary equal to $772,500; (ii) a lump sum payment in cash equal to 18 months of premium payments for basic life insurance and AD&D coverage calculated as in effect immediately prior to May 1, 2015 in the amount of $470; (iii) the pro rata portion, if any, of Mr. Swad's annual bonus earned up until May 1, 2015 in accordance with the terms of the then-current bonus policy; and (iv) up to 18 months of payments of Mr. Swad's (including covered dependents) COBRA health benefit premiums, if Mr. Swad timely elects to continue coverage of his COBRA health benefits and unless and until he becomes eligible for alternative health insurance benefits, approximately in the amount of $30,350. Pursuant to the Employment Agreement, Mr. Swad will receive an acceleration of vesting of his unvested restricted stock awards. Mr. Swad's non-qualified stock options that are not vested as of May 1, 2015 will be forfeited, and he will be afforded the amount of time to exercise his vested non-qualified stock options as set forth in his award agreements, which is the later of 60 days from May 1, 2015 or 30 days following the expiration of a company securities trading blackout period.

Potential Payments Upon Termination of Employment or Upon Change in Control as of December 31, 2014

In addition to the severance payments that may be paid to our NEOs upon termination under their executive employment agreements, upon a change in control of the Company, all of our NEOs are also entitled to accelerated vesting of their unvested stock options that were granted prior to October 1, 2011. All of our NEOs are entitled to accelerated vesting of their unvested restricted stock awards granted prior to August 1, 2012 as a result of termination without cause or resignation for good reason.

Beginning with stock option awards granted on or after October 1, 2011 and restricted stock awards granted on or after August 1, 2012, as well as the restricted stock awards ("retention grant award") granted on or after January 9, 2012, accelerated vesting of equity awards in the event of a change in control is based on a "double trigger," which also requires termination of the executive officer's employment without cause or by the executive for good reason. The following table sets forth information concerning the payments that would be received by each NEO upon a termination of employment without cause or for good reason, upon a change in control or both. The table assumes the termination and/or change in control, as applicable, occurred on December 31, 2014, using the fair market value of $9.76 for each share of our common stock that was the closing price per share as of that date. The table below only shows additional amounts that the NEOs would be entitled to receive upon termination, and does not show other items of compensation that may be earned and payable at such time, such as earned but unpaid base salary.

Name	Termination without Cause or for Good Reason ($)		Change in Control With No Termination ($)	Change in Control and Termination without Cause or for Good Reason ($) (1)
Stephen M. Swad
Severance Payments	809,671	(2)	N/A	809,671	(2)
Equity Acceleration	752,652	(3)	N/A	815,152	(4)
2013 LTIP Award	829,893	(5)	N/A	829,893	(5)
Total Benefits	2,392,216		N/A	2,454,716

Thomas M. Pierno
Severance Payments	497,650	(6)	N/A	497,650	(6)
Equity Acceleration	73,200	(7)	N/A	243,571	(8)
2013 LTIP Award	177,044	(9)	N/A	177,044	(9)
Total Benefits	747,894		N/A	918,265

Eric B. Ludwig (10)
Severance Payments	376,180	(11)	N/A	376,180	(11)
Equity Acceleration	N/A		N/A	87,335	(12)
2013 LTIP Award	117,291	(13)	N/A	117,291	(13)
Total Benefits	493,471		N/A	580,806

Christian S. Na (14)
Severance Payments	387,496		N/A	N/A
Equity Acceleration	N/A		N/A	N/A
Total Benefits	387,496		N/A	N/A

Judy K. Verses
Severance Payments	527,082	(15)	N/A	527,082	(15)
Equity Acceleration	52,772	(16)	N/A	175,454	(17)
2013 LTIP Award	165,979	(18)	N/A	165,979	(18)
Total Benefits	745,833		N/A	868,515
___________________

(1)
Represents benefits payable upon the NEOs' termination by the Company without cause or resignation for good reason as described in the preceding section, Employment Arrangements with Named Executive Officers, within one year following a change in control event.

(2)
Represents a severance payment equal to 18 months of Mr. Swad's base salary in the amount of $772,500; $30,951 in COBRA premium costs paid on his behalf for 18 months; a lump sum payment of $470 for 18 months of basic life insurance and AD&D premiums; and $5,750 in outplacement services. Mr. Swad did not receive a bonus payment under the 2014 Executive Bonus Plan as approved by the Compensation Committee.

(3)
Represents acceleration of Mr. Swad's unvested restricted stock awards granted on (i) February 22, 2012 of 24,250 shares of our common stock, (ii) February 21, 2013 of 10,224 shares of our common stock and (iii) February 14, 2014 of 42,642 shares of our common stock, each of which will accelerate vesting upon a termination of Mr. Swad's employment without cause.

(4)
Represents unvested restricted shares detailed in (3) above, in addition to acceleration of unvested options to purchase 62,500 shares of our common stock, granted on February 22, 2012, with an exercise price of $8.76 per share, which would all accelerate vesting upon a change in control of our Company and a termination of his employment by the Company without cause or by Mr. Swad for good reason, as defined in the preceding section, Employment Arrangements with Named Executive Officers, within one year of the change in control event.

(5)
Mr. Swad was eligible for the 2013 LTIP award earned and approved for payout on or before February 15, 2015. The 2013 LTIP value in this chart represents the actual cash and equity award value as earned and approved, with the performance stock awards valued at the closing stock price of $9.32 on the date of grant, February 2, 2015.

(6)
Represents a severance payment equal to 12 months of Mr. Pierno's base salary in the amount of $340,000; $20,634 in COBRA premium costs paid on his behalf for 12 months; a lump sum payment of $313 for 12 months of basic life insurance and AD&D premiums; $5,750 in outplacement services; and $130,953 in bonus payment earned as of December 31, 2014.

(7)
Represents acceleration of Mr. Pierno's unvested restricted stock award granted on May 4, 2012 of 7,500 shares of our common stock, each of which will accelerate vesting upon a termination of Mr. Pierno's employment by the Company without cause or by Mr. Pierno for good reason.

(8)
Represents vesting acceleration set forth in (7) above plus Mr. Pierno's unvested restricted stock award of 2,406 shares of our common stock granted on February 21, 2013, and unvested restricted stock award of 15,050 shares of our common stock granted on February 14, 2014, that would accelerate vesting upon change in control of our company and a termination of Mr. Pierno's employment by the Company without cause or by Mr. Pierno for good reason, as defined above, within one year of the change in control event.

(9)
Mr. Pierno was eligible for the 2013 LTIP award earned and approved for payout on or before February 15, 2015. The 2013 LTIP value in this chart represents the actual cash and equity award value as earned and approved, with the performance stock awards valued at the closing stock price of $9.32 on the date of grant, February 2, 2015.

(10)	In connection with his termination without cause effective April 1, 2015, Mr. Ludwig received severance payments consistent with this table.

(11)
Represents a severance payment equal to 12 months of Mr. Ludwig's base salary in the amount of $283,000; $20,634 in COBRA premium costs paid on his behalf for 12 months; a lump sum payment of $295 for 12 months of basic life insurance and AD&D premiums; $5,750 in outplacement services; $57,800 in bonus payment earned as of December 31, 2014; and $8,701 in cash incentives for his participation in the EIPCS.

(12)
Represents vesting acceleration for unvested restricted stock award of 236 shares of our common stock granted on May 26, 2011, unvested restricted stock award of 952 shares of our common stock, granted on February 23, 2012, and unvested restricted stock award of 1,353 shares of our common stock granted on February 21, 2013, unvested restricted stock award of 6,271 shares of our common stock granted on February 14, 2014, plus unvested options to purchase 1,642 shares of our common stock with an exercise price of $8.95, which would accelerate vesting upon change in control of our company and a termination of Mr. Ludwig's employment by the Company without cause or by Mr. Ludwig for good reason, as defined above, within one year of the change in control event.

(13)
Mr. Ludwig was eligible for the 2013 LTIP award earned and approved for payout on or before February 15, 2015. The 2013 LTIP value in this chart represents the actual cash and equity award value as earned and approved, with the performance stock awards valued at the closing stock price of $9.32 on the date of grant, February 2, 2015.

(14)
In connection with his termination without cause effective November 17, 2014, Mr. Na received severance payments consistent with this table. All equity grants awarded during Mr. Na's tenure were canceled prior to December 31, 2014 based on his stock award agreement.

(15)
Represents a severance payment equal to 12 months of Ms. Verses' base salary in the amount of $340,000; a lump sum payment of $313 for 12 months of basic life insurance and AD&D premiums; $5,750 in outplacement services; and $181,019 in bonus payment earned as of December 31, 2014. Ms. Verses is not enrolled in our health and welfare benefits programs and therefore would not receive any COBRA continuation.

(16)
Represents acceleration of Ms. Verses' unvested restricted stock award of 4,798 shares of our common stock, granted on October 5, 2011, plus unvested restricted stock of 609 shares of our common stock, granted on February 23, 2012, which will accelerate vesting upon a termination of Ms. Verses' employment by the Company without cause or by Ms. Verses for good reason.

(17)
Represents vesting acceleration set forth in (17) above plus unvested options to purchase 1,576 shares of our common stock, granted on February 23, 2012, with an exercise price of $8.95 per share, plus Ms. Verses' unvested restricted stock of 2,406 shares of our common stock, granted on February 21, 2013, and unvested restricted stock of 10,033 shares of our common stock, granted on February 14, 2014, that would accelerate vesting upon change in control of our company and a termination of Ms. Verses' employment by the Company without cause or by Ms. Verses for good reason, as defined above, within one year of the change in control event.

(18)
Ms. Verses was eligible for the 2013 LTIP award earned and approved for payout on or before February 15, 2015. The 2013 LTIP value in this chart represents the actual cash and equity award value as earned and approved, with the performance stock awards valued at the closing stock price of $9.32 on the date of grant, February 2, 2015.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2014, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a participant and in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described elsewhere in this proxy statement, and as set forth below.

Procedures for Related-Party Transactions

Under our Code of Conduct and our policy governing related-party transactions, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related-party transactions, to their managers and/or our General Counsel and Secretary who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter and our policy governing related-party transactions, our Audit Committee must then approve any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director's independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our Code of Conduct and Audit Committee charter may be found at our corporate website, www.rosettastone.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our directorship is divided into three classes, with all of the members of one class standing for election each year to serve three-year terms. Our Corporate Governance and Nominating Committee, consisting solely of independent directors, as determined by our Board under applicable NYSE listing standards, recommended the three directors named below for nomination by our full Board. Based on that recommendation, our Board has nominated those directors for election at the Annual Meeting.

Nominees    The following three incumbent members of Class III of our Board of Directors have been nominated for re-election to our Board: Patrick W. Gross, Marguerite W. Kondracke and Caroline J. Tsay.

Each nominee, if elected, will serve until our annual meeting of stockholders in 2018 and until his or her qualified successor is elected, unless the nominee dies, resigns or is removed from our Board of Directors prior to such meeting. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holder may vote your shares to approve the election of any substitute nominee proposed by our Board. Please see "Our Board of Directors and Nominees—Directors Standing for Election" above for information concerning each of our nominees standing for election.

Directors will be elected by a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting. As a result, the three nominees with the most votes will be elected. Votes may be cast in favor of a director or withheld. Broker non-votes will have no effect on the outcome of the election of directors.

Our Board of Directors unanimously recommends that you vote
"FOR" the election of each of the nominated directors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") to serve as the Company's independent registered public accounting firm for its 2015 fiscal year. The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee's appointment of Deloitte. In recommending ratification by the stockholders of such engagement, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to Deloitte's independence, professional competence and standing. As a matter of good corporate governance, we are asking stockholders to ratify this appointment. Our Audit Committee continually monitors the services and fees of the independent registered public accounting firm and even if the appointment is ratified by our stockholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders. One or more representatives of Deloitte are expected to attend the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they wish to do so. It is also expected that Deloitte's representative(s) will be available to respond to appropriate questions from stockholders.

Our Audit Committee's Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm    It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee authorizes specific projects within categories of services, subject to a budget for each project. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The independent auditor and management periodically report to the Audit Committee the actual fees incurred versus the pre-approved budget. All audit contracts that were entered into in 2014 were pre-approved by the Audit Committee.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows fees and expenses that we paid (or accrued) for professional services rendered by Deloitte for the years ended December 31, 2013 and 2014:

Fee Category	Year Ended December 31, 2013 ($)	Year Ended December 31, 2014 ($)
Audit Fees	1,408,911	1,602,387
Audit-Related Fees	126,369	26,713
Tax Fees	—	—
All Other Fees	—	—
Total	1,535,280	1,629,100

Audit Fees    These fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and statutory and regulatory filings or engagements.

Audit-Related Fees    These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under "Audit Fees."

Tax Fees    These fees consist of amounts paid for federal, state, local and foreign tax compliance, tax advice and tax planning and related matters.

All Other Fees    These fees consist of all other amounts we paid to Deloitte during the applicable period relating to various merger and acquisition activities.

Vote Required for Approval

In order to be approved, Proposal No. 2 must receive the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal. If the selection of Deloitte is not ratified accordingly, our Board will consider whether we should select another independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote
"FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE
ROSETTA STONE INC. AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve an amendment to the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan (the "2009 Plan"), to increase the number of shares available for issuance under the 2009 Plan (the "Amendment"). The 2009 Plan was originally approved by our Board of Directors and stockholders effective as of February 27, 2009 and last amended and restated effective February 13, 2014. Our Board of Directors approved the Amendment on April 24, 2015, subject to and effective upon the approval of our stockholders.

The purpose of the Amendment is to create additional flexibility to continue to aid the Company and its affiliates in recruiting and retaining employees, directors and advisors and to motivate such employees, directors and advisors to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of awards. We expect that we will benefit from the added interest, which such employees, directors and advisors will have in the welfare of the Company as a result of their proprietary interest in our success. We believe that equity-based incentive awards are crucial to recruit and retain employees, as well as an important means of aligning employee interests with those of our stockholders.

Changes to the 2009 Plan Made by the Amendment

The Amendment:

•
Adds 1,200,000 shares to the 2009 Plan by increasing the maximum aggregate number of shares of common stock in respect of which awards may be granted under the 2009 Plan from 7,377,674 shares to 8,577,674 (of which approximately 2,732,880 shares would be available for grant if our stockholders approve this Amendment);

•	Increases the aggregate number of shares of our common stock with respect to which incentive stock options may be granted under the 2009 Plan to 8,577,674 shares; and

•
Increases how much Full Value Awards will count against the flexible share pool from a ratio of 1.47-to-1 to 1.75-to-1, Under the amended multiplier, an award of 100 shares of restricted stock, for example, would reduce the number of shares remaining available for issuance under the 2009 Plan by 175 shares.

To ensure that we have adequate capacity to continue to attract and retain talented employees and directors and to properly prepare for strategic activities, such as adopting a new long term performance based incentive program, we believe it is necessary to request stockholders to approve an increase in the maximum number of shares available for awards under the 2009 Plan. We believe that these additional shares represent a reasonable amount of potential equity dilution and allow us to have a small cushion in addition to the shares to cover approximately one additional annual grant of equity incentive awards and so should enable us to have sufficient shares available to respond to special, unplanned activities. Being cognizant of the dilution associated with equity awards, we strive to make judicious use of our equity awards and will repurchase outstanding shares in the open market when we believe doing so serves the Company’s best interests, both of which help to manage and/or mitigate the dilution associated with our equity awards.

Summary of the 2009 Plan (as Amended by the Amendment)

The material features of our 2009 Plan, as amended by the Amendment, are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of our 2009 Plan, as amended by the Amendment, attached as Appendix A to this Proxy Statement.

Types of Awards

The terms of the 2009 Plan provide for the grant of incentive stock options, non-qualified stock options, SARs, restricted stock awards, RSU awards, Performance Stock Awards, performance unit awards, annual cash incentive awards, other stock-based awards and cash-based awards.

Eligibility

All of the approximately 1,200 employees of our Company and our affiliates, all of the eight non-employee directors of our Company, and all of the approximately 88 consultants, agents, representatives, advisors and independent contractors as of March 31, 2015 who render services to our Company and our affiliates that are not in connection with the offer and sale of our Company's securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our Company's securities ("third party service providers") are eligible to receive all types of awards under our 2009 Plan, except that: (i) only those persons who are, on the dates of grant, key employees of our Company or any parent or subsidiary corporation of our Company are eligible for incentive stock options under our 2009 Plan; (ii) only key executive employees of our Company and our affiliates who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company are eligible to receive annual cash incentive awards under our 2009 Plan; and (iii) directors and third party service providers are only eligible to receive non-qualified stock options, SARs, and other awards settled in shares of our common stock, other than incentive stock options, under our 2009 Plan.

In addition, an award other than an incentive stock option, performance stock award, performance unit award or annual cash incentive award may be granted to a person who is expected to become a key employee of our Company or an affiliate within six months of the date of grant of the award, conditioned upon the person becoming an employee within this time period.

Shares Available for Awards and 162(m) Limits

If the Amendment is approved by our stockholders, a maximum of 8,577,674 shares of our common stock will be available for issuance under the 2009 Plan, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. This number includes our prior share reserve of 7,377,674 shares, plus 1,200,000 additional shares.

If the Amendment is approved by our stockholders, the aggregate number of shares of our common stock with respect to which incentive stock options may be granted under the 2009 Plan will be equal to 8,577,674 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan.

The maximum number of shares of our common stock with respect to which incentive stock options, non-qualified stock options, SARs, Performance Stock Awards, or performance unit awards payable in shares of our common stock, may be granted to an employee during a fiscal year is 630,517 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. Under our 2009 Plan the maximum value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year and the maximum amount that may be paid to a key executive employee under all annual cash incentive awards granted to the employee during a fiscal year are both $5,000,000.

As of the approval of this amendment, each share of our common stock subject to awards, other than stock options or SARs, that are settled by the issuance of shares of our common stock ("Full Value Awards") will be counted as 1.75 shares against the aggregate share reserve under the 2009 Plan. Formerly, Full Value Awards were counted as 1.47 shares against the aggregate share reserve under the 2009 Plan. Each share of our common stock subject to stock options and SARs will be counted as one share against the aggregate share reserve under the 2009 Plan.

If an award is settled in cash rather than in shares of our common stock, the shares reserved for such award will become available again for issuance under the 2009 Plan. If any award is canceled, forfeited, terminates, expires, or lapses for any reason, any shares of our common stock subject to such award again will become available again for issuance under the 2009 Plan. To the extent a Full Value Award is forfeited prior to the expiration of the applicable vesting period or performance goal period, the same number of shares of our common stock will be added to the aggregate share reserve under the 2009 Plan as were deducted when such award first was granted. If shares of our common stock are issued under the 2009 Plan with respect to a substitution award (as described below), such shares will not count against the aggregate share reserve under the 2009 Plan.

If shares of our common stock are withheld from any award to satisfy applicable tax withholding obligations, or if shares of our common stock are tendered by a participant to pay the exercise price of a stock option or to satisfy applicable tax withholding obligations of an award, such shares will not become available again for issuance under the 2009 Plan.

If a SAR is settled in shares of our common stock, the number of shares subject to the SAR will be counted against the aggregate share reserve under the 2009 Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

Administration

Our Board of Directors administers our 2009 Plan with respect to awards to non-employee directors and our Compensation Committee administers our 2009 Plan with respect to awards to employees and third party service providers. In administering awards under our 2009 Plan our Board of Directors or the Compensation Committee, as applicable (the "Committee"), has the power to determine the terms of the awards granted under our 2009 Plan, including the exercise price, the number of shares subject to each award and the vesting and exercisability of the awards. The Committee also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2009 Plan. The Committee also has the authority to provide for accelerated exercisability and vesting of awards.

The Committee may delegate to one or more of its members or to one or more officers of our Company or our affiliates or to one or more agents or advisors such administrative duties or powers as it deems advisable. The Committee may authorize one or more officers of our Company to designate employees (other than officers, directors, or owners of more than 10% our securities) and third-party service providers to be recipients of awards and determine the size of any such awards. Under any such delegation, the Committee will specify the total number of shares of our common stock that may be subject to the awards granted by such officer.

No Repricing; No Cancellation and Re-Grant of Stock Awards

Under our 2009 Plan, without the prior approval of our stockholders, the Committee will not directly or indirectly lower the exercise price of a previously granted option or the grant price of a previously granted SAR, or cancel a previously granted option or previously granted SAR for a payment of cash, other property or other awards if the aggregate fair market value of such award is less than the aggregate exercise price of such award in the case of an option or the aggregate grant price of such award in the case of a SAR.

Stock Options

Stock options are options to acquire our common stock. The terms and conditions of stock options granted under the 2009 Plan are determined by the Committee and set forth in stock option agreements.

The exercise price of a stock option granted under our 2009 Plan must at least be equal to the fair market value of our common stock on the date of grant and the term of a stock option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

Stock options granted under the 2009 Plan may vest and become exercisable at the rate specified by the Committee in the applicable stock option agreement. Shares covered by different stock options granted under the 2009 Plan may be subject to different vesting schedules as the Committee may determine.

In order to exercise a stock option under the 2009 Plan, a participant must provide a written notice of exercise and pay the exercise price (i) by cash, certified check, bank draft or postal or express money order, (ii) pursuant to an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company), or (iii) in any other form of payment acceptable to the Committee. The Committee may permit a participant to pay the exercise price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of our common stock acquired upon exercise and remit to us a sufficient portion of the sale proceeds to pay the exercise price and applicable tax withholding.

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as incentive stock options are treated as non-qualified stock options.

Stock Appreciation Rights

SARs allow the recipient to receive, upon exercise of the SAR, the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The terms and conditions of SARs granted under the 2009 Plan are determined by the Committee and set forth in SAR agreements. The grant price of a SAR granted under our 2009 Plan must not be less than the fair market value of our common stock on the date of grant and the term of a SAR may not exceed ten years, except that with respect to a tandem SAR granted in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option. SARs may be subject to vesting in accordance with a vesting schedule determined by the Committee. The amount payable upon exercise of a SAR may be paid in cash or with shares of our common stock, a combination thereof, or in any other manner approved by the Committee.

Restricted Stock Awards

Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the Committee. The terms and conditions of restricted stock awards granted under the 2009 Plan are determined by the Committee and set forth in restricted stock award agreements.

Restricted Stock Unit Awards

Restricted stock unit awards are awards that are based on the value of our common stock and may be paid in cash or in shares of our common stock. The terms and conditions of restricted stock unit awards granted under the 2009 Plan are determined by the Committee and set forth in restricted stock unit award agreements. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined by the Committee. A restricted stock unit award agreement may specify that the participant will be entitled to the payment of dividend equivalents under the award.

Performance Stock and Performance Unit Awards

Performance stock and performance unit awards are awards that will result in a payment to a participant only if specified performance goals (as provided in the 2009 Plan) established by the Committee are achieved or the award otherwise vests. The terms and conditions of performance stock and performance unit awards granted under the 2009 Plan are determined by the Committee and set forth in performance stock and performance unit award agreements. The Committee will establish organization or individual performance goals which, depending on the extent to which they are met, will determine the number and the value of performance stock and performance units to be paid out to participants. Payment under performance unit awards may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the Committee. The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award will be based upon the attainment of such performance goals as the Committee may determine, provided that the performance period for any performance stock or performance unit award will not be less than one year. A performance stock or performance unit award agreement may specify that the participant will be entitled to the payment of dividend equivalents under the award, provided that no dividend equivalents will be distributed unless the restrictions imposed on the award lapse.

Annual Cash Incentive Awards

Annual cash incentive awards are awards payable in cash upon the attainment of specified performance goals (as provided in the 2009 Plan) established by the Committee. The terms and conditions of annual cash incentive awards granted under the 2009 Plan are determined by the Committee and set forth in annual cash incentive award agreements.

Other Stock-Based Awards

Other stock-based awards (including the grant or offer for sale of unrestricted shares of our common stock) may be granted under the 2009 Plan upon terms and conditions determined by the Committee. Such awards may involve the transfer of actual shares of our common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of our common stock and may include awards designed to comply with the applicable laws of jurisdictions other than the United States. Payment with respect to such awards will be made in cash or in shares of our common stock, as determined by the Committee.

Other Cash-Based Awards

Other cash-based awards may be granted under the 2009 Plan upon terms and conditions determined by the Committee. Payment with respect to such awards will be made in cash.

Substitution Awards

Awards may be granted under our 2009 Plan in substitution for stock options and other awards held by employees of other corporations who are about to become employees of our Company or any of our affiliates, or whose employer is about to become an affiliate as the result of our merger or consolidation with another corporation, our acquisition of substantially all the assets of another corporation, or our acquisition of at least 50% of the outstanding stock of another corporation as the result of which such other corporation will become our subsidiary. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in our 2009 Plan to the extent our Board of Directors may deem appropriate to conform to the provisions of the substituted award.

Separation from Service

The treatment of awards upon a participant's separation from service with our Company and our affiliates will be determined by the Committee and set forth in an award agreement. However, if the Committee finds that, before or after the participant's separation from service, he or she committed certain "cause" events (as described in the 2009 Plan), then as of the date the Committee makes its finding, all of the participant's unexercised awards (including all unvested awards) will be forfeited.

Transferability

Except as specified in the applicable award agreement or in a domestic relations court order, an award granted under the 2009 Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and will be exercisable, during the participant's lifetime, only by the participant. Incentive stock options may not be transferred other than by will or the laws of descent and distribution, and all incentive stock options will be exercisable during a participant's lifetime only by such participant.

Forfeiture Events and Other Restrictions

The Committee may specify in an award agreement that the participant's rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include separation from service for cause or for any other reason, violation of our material policies, breach of any applicable noncompetition, confidentiality, or other restrictive covenants, or other conduct by the participant that is detrimental to our business or reputation. The Committee may also impose conditions or restrictions on shares of our common stock issued pursuant to an award, including a requirement that the participant hold the shares for a specified period of time.

Changes to Capital Structure

The existence of outstanding awards will not affect in any way the right or power of our Company to make any adjustments, recapitalizations, reorganizations or other changes in our Company's capital structure or its business. If our Company shall effect a capital readjustment or any increase or reduction of the number of shares of our common stock outstanding, without receiving compensation therefore in money, services or property, then the following will be appropriately adjusted: (i) the number, class or series and per share price of our common stock subject to outstanding awards under our 2009 Plan; (ii) the number and class or series of our common stock then reserved for issuance under the 2009 Plan; (iii) the aggregate number and class or series of our common stock with respect to which incentive stock options may be granted under the 2009 Plan; and (iv) the maximum number and class or series of our common stock with respect to which awards may be granted to any employee during a fiscal year.

Corporate Transactions

If we are not the surviving entity in any merger, consolidation or other reorganization (or we survive only as a subsidiary of an entity other than an entity that was wholly-owned by us immediately prior to such merger, consolidation or other reorganization); if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets (other than to any entity wholly-owned by us); if we are to be dissolved; or if we are a party to any other corporate transaction (as defined under Section 424(a) of the Internal Revenue Code), then the Committee may:

•
accelerate the time at which some or all of the awards then outstanding may be exercised so that such awards may be exercised in full for a limited period of time on or before a specified date, after which all such awards that remain unexercised shall terminate;

•
require the mandatory surrender to our Company of some or all of the then outstanding awards as of a specified date, in which event the Committee will then cancel such awards and our Company will pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of our Company in connection with such transaction over the exercise prices under such awards for such shares;

•	have some or all outstanding awards assumed or have a new award of a similar nature substituted for some or all of the then outstanding awards;

•
provide that the number and class or series of our shares of common stock covered by an award will be adjusted so that such award when exercised will then cover the number and class or series of our common stock or other securities or property to which the holder of such award would have been entitled pursuant to the terms of the agreement or plan relating to such transaction if the holder of such award had been the holder of record of the number of shares of our common stock then covered by such award; or

•	make such adjustments to awards then outstanding as the Committee deems appropriate to reflect such transaction.

In the event of changes in our outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, the number and price of the shares or other consideration subject to any outstanding award will be subject to adjustment by the Committee. In the event of any such change in our outstanding common stock, the aggregate number of shares of our common stock available under the 2009 Plan may be appropriately adjusted by the Committee.

After a merger or consolidation involving our Company in which we are the surviving corporation, each holder of a restricted stock award granted under our 2009 Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of our common stock were adjusted under the terms of the agreement of merger or consolidation.

Plan Amendments and Termination

Our Board of Directors may alter, amend, or terminate our 2009 Plan and the Committee may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification of our 2009 Plan or any award agreement shall adversely affect in any material way any award previously granted, without the written consent of the holder. We will obtain stockholder approval of any amendment to the 2009 Plan as required by applicable law or stock exchange rules.

Our 2009 Plan became effective February 27, 2009. No awards may be granted under our 2009 Plan on or after the tenth anniversary of the effective date, unless our 2009 Plan is subsequently amended, with the approval of stockholders, to extend the termination date.

New Plan Benefits
Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan

Name and Position	Dollar Value ($)		Number of Shares Subject to Stock Awards
Stephen M. Swad Advisor to the Chief Executive Officer; Former President, Chief Executive Officer	(1)		(1)
Thomas M. Pierno Chief Financial Officer	(1)		(1)
Eric B. Ludwig Former Senior Vice President, Consumer	(1)		(1)
Christian S. Na Former Chief Legal Officer & Corporate Secretary	(1)		(1)
Judy K. Verses President, Global Enterprise & Education	(1)		(1)
All current executive officers as a group	(1)		(1)
All current non-executive officer directors as a group	880,000	(2)	(2)
All employees, other than current executive officers, as a group	(1)		(1)
_________________________

(1)
Awards granted under the 2009 Plan to our executive officers and employees are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of this Proposal No. 3. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the 2009 Plan.

(2)
Pursuant to our current non-employee director compensation policy, each of our then current non-employee directors will receive an annual equity grant with a fair market value as of the date of grant of $110,000, comprised of 50% stock options and 50% RSUs granted under the 2009 Plan. The number of shares subject to such awards granted under the 2009 Plan is determined on the basis of the fair market value of our common stock on the date of grant and, therefore, is not determinable at this time. Our then current non-employee directors also have the choice to elect their annual retainers in either cash or restricted stock units ("RSUs"), at the discretion of the director. Accordingly, we cannot currently determine the number of shares subject to awards that may be granted in the future to our directors under the 2009 Plan.

U.S. Federal Income Tax Consequences of 2009 Plan Awards

The following is a general summary of the principal U.S. Federal income tax consequences to participants who are either U.S. citizens or residents of certain transactions with respect to awards granted under our 2009 Plan and to the Company. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any locality, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax advisor regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2009 Plan. This information is not tax guidance to participants.

Incentive Stock Options

When the Committee grants an employee an incentive stock option to purchase shares of our common stock under our 2009 Plan, the employee will not be required to recognize any U.S. Federal taxable income as a result of the grant or as a result of the employee's exercise of the incentive stock option; however, the difference between the exercise price and the fair market value of the shares of our common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an incentive stock option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long-term capital gain (or loss) and our Company will not be entitled to any deduction in connection with the sale or the grant or exercise of the incentive stock option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an incentive stock option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and our Company should be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the Committee grants a nonqualified stock option to purchase shares of our common stock under our 2009 Plan, the recipient will not be required to recognize any U.S. Federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the nonqualified stock option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our common stock acquired on the date of exercise and the option grant price. The tax basis of the shares acquired on exercise of the nonqualified stock option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. The income reportable on exercise of the nonqualified stock option by an employee is subject to Federal tax withholding. Generally, our Company should be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a nonqualified stock option.

Stock Appreciation Rights

The grant of a SAR under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR. Generally, the measure of the taxable income will be equal to the difference between the fair market value of the underlying shares of our common stock acquired on the date of exercise and the grant price of the SAR. The income reportable on exercise of the SAR by an employee is subject to Federal tax withholding. Generally, our Company should be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

Restricted Stock Awards

The grant of a restricted stock award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company, at the time of grant unless the recipient timely makes an election under Section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to Federal tax withholding. The Company should be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and our Company should be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and our Company will not be entitled to deductions with respect to the dividends.

If a participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Restricted Stock Unit Awards

The grant of a restricted stock unit award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company at the time of grant. At the time a restricted stock unit award is settled the recipient will recognize ordinary income and our Company should be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our Company's common stock at the time the restricted stock unit is settled.

Performance Stock and Performance Unit Awards

Performance stock awards granted under our 2009 Plan generally have the same tax consequences as restricted stock awards as discussed above (except that the compensation deduction limitation described below generally will not apply). A recipient of a performance unit award under our 2009 Plan generally will not realize U.S. Federal taxable income at the time of grant of the award, and our Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and our Company should be entitled to a corresponding deduction.

Annual Cash Incentive Awards

The grant of an annual cash incentive award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time the annual cash incentive award is settled in cash, the recipient will recognize ordinary income and our Company should be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

Other Cash-Based and Stock-Based Awards

The grant of a cash-based award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time a cash-based award is settled in cash, the recipient will recognize ordinary income and our Company should be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

Other stock-based awards granted under our 2009 Plan generally have the same tax consequences as restricted stock unit awards.

Section 409A

Section 409A of the Internal Revenue Code ("Section 409A") generally provides rules that must be followed with respect to covered nonqualified deferred compensation arrangements in order to avoid immediate inclusion of amounts deferred and the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the nonqualified deferred compensation. The 2009 Plan permits the grants of various types of awards, which may or may not be exempt from Section 409A. For awards subject to Section 409A, certain officers of the Company may be subject to a delay of up to six months in the settlement of their awards. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events described in this section could apply earlier than described, and could result in the immediate inclusion of any amounts deferred (even if they have not actually been paid) and the imposition of the 20% additional tax plus interest. Restricted stock awards, stock options and SARs that comply with the terms of the 2009 Plan, are designed to be exempt from Section 409A. RSUs granted under the 2009 Plan may be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from Section 409A. If not exempt, such RSUs must be specifically designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Certain Other Tax Issues

In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) our ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations; and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes and may be nondeductible by us. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Other Information and Conclusion

Our 2009 Plan will continue for 2015 and future years until its termination date as permitted by applicable law if our stockholders do not approve the Amendment. However, if our stockholders do not approve the Amendment, we are unlikely to have sufficient shares available to continue granting equity awards as part of our annual long term incentive compensation awards.

The Company believes that its best interests will be served by the approval of the Amendment. The Amendment will enable the Company to be in a position to continue to grant long term incentive awards to employees and directors, including those who through promotions and development of the Company's business will be entrusted with new and more important responsibilities.

Vote Required for Approval

Under NYSE rules, approval of the Amendment requires the affirmative vote of a majority of the votes cast on the proposal. Under NYSE guidance, abstentions are treated as votes cast. Accordingly, abstentions will have the effect of votes against the proposal, while broker non-votes will have no effect on the outcome of the proposal.

Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2014 for (1) all equity compensation plans previously approved by our stockholders and (2) all equity compensation plans not previously approved by our stockholders.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of such outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1))
Equity compensation plans approved by security holders	158,084	(2)	9.13	(3)		(4)
	1,856,049	(5)	13.59	(3)
	124,506	(6)	—		2,459,154	(7)
Equity compensation plans not approved by security holders	—		—		—
_________________________

(1)
As of February 27, 2015, the Company had 1,706,806 shares remaining available for grant under its equity compensation plans and the following equity awards were outstanding: 2,597,416 stock options, with a weighted average exercise price of $12.44 and a weighted average remaining term of 8 years, as well as 704,627 Full Value Awards, which consisted of 580,121 restricted stock awards and 124,506 RSUs.

(2)	Represents nonqualified stock options outstanding under the Rosetta Stone Inc. 2006 Stock Incentive Plan.

(3)	Represents the weighted-average exercise price of the outstanding nonqualified stock options, excluding the RSUs which can be exercised for no consideration.

(4)
In addition to our 2009 Plan, we maintain the Rosetta Stone Inc. 2006 Stock Incentive Plan, which was previously approved by our stockholders in 2006 prior to our initial public offering. No new awards will be made under the 2006 plan and awards that are forfeited will not be made available for future awards.

(5)	Represents nonqualified stock options outstanding under the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan.

(6)	Represents RSU awards outstanding under the Amended and Restated 2009 Omnibus Incentive Plan.

(7)	Represents number of securities available for award under the Amended and Restated 2009 Omnibus Incentive Plan.

Our Board of Directors unanimously recommends that you vote
"FOR" the approval of the Amendment to the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan

PROPOSAL NO. 4
ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our NEOs. This vote, commonly referred to as "say on pay," is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs, as disclosed in this proxy statement in accordance with SEC rules. We are providing this vote as required by Section 14A of the Exchange Act. Accordingly, we are asking our stockholders to vote "FOR" the adoption of the following resolution:

"RESOLVED, that the stockholders of Rosetta Stone Inc. ("Rosetta Stone") advise that they approve the compensation paid to Rosetta Stone's Named Executive Officers, as disclosed in Rosetta Stone's Proxy Statement for the 2015 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

In order to be approved, this proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions with respect to this proposal will have the effect of a vote against the proposal. Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal.

Unless our Board of Directors decides to modify its policy regarding the frequency of advisory votes on the compensation of the Company's NEOs, they are to be held annually and the next scheduled say-on-pay vote will be at the 2016 Annual Meeting of Stockholders.

Our Board of Directors unanimously recommends that you vote
"FOR" the advisory approval of the resolution set forth above.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

Sonia G. Cudd
General Counsel and Secretary

APPENDIX A

ROSETTA STONE INC.
AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective Upon Stockholder Approval)

A

A-i

A-ii

A-iii

ROSETTA STONE INC.
AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective Upon Stockholder Approval)

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

        1.1    Establishment.     The Company originally established this incentive compensation plan, then known as the "Rosetta Stone Inc. 2009 Omnibus Incentive Plan," (the "Plan") effective February 27, 2009 (the "Effective Date"), and the Plan was approved by the Company's stockholders. The Plan was subsequently amended and restated by the First Amendment to the Plan (effective May 26, 2011), the Second Amendment to the Plan (effective February 22, 2012), the Third Amendment to the Plan (effective February 21, 2013) and by the Fourth Amendment to the Plan (effective February 13, 2014). The Plan is hereby amended and restated, effective upon stockholder approval at the Company's 2015 Annual Meeting of Stockholders, to incorporate the provision of the Fifth Amendment to the Plan. The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards.

        1.2    Purpose of the Plan.     The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

        1.3    Duration of Plan.     The Plan shall continue indefinitely until it is terminated pursuant to Section 16.1. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

        2.1  "Affiliate" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        2.2  "Annual Cash Incentive Award" means an Award granted to a key executive Employee pursuant to Article XI.

        2.3  "Authorized Shares" shall have the meaning ascribed to that term in Section 4.1(a).

        2.4  "Award" means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.

        2.5  "Award Agreement" means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

        2.6  "Board" means the board of directors of the Company.

        2.7  "Cash-Based Award" means an Award granted pursuant to Article XIII.

        2.8  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        2.9  "Committee" means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee of the Board or, if the Compensation Committee of the Board chooses to delegate it duties, a committee of at least two persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of "outside director" status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

        2.10  "Company" means Rosetta Stone Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).
        2.11  "Corporate Change" shall have the meaning ascribed to that term in Section 4.5(c).

        2.12  "Covered Employee" means an Employee who is a "covered employee," as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

        2.13  "Director" means a director of the Company who is not an Employee.

        2.14  "Disability" means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of
Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

        2.15  "Dividend Equivalent" means a payment equivalent in amount to dividends paid to the Company's stockholders.

        2.16  "Effective Date" shall have the meaning ascribed to that term in Section 1.1.

        2.17  "Employee" means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

        2.18  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor act.

        2.19  "Fair Market Value" of the Stock as of any particular date means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value means

(a)	the closing sale price of the Stock on that date, if the Stock is traded on that date, or

(b)	the closing sale price of the Stock on the last trading date immediately preceding that date, if the Stock is not traded on that date;

provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

        2.20  "Fiscal Year" means the calendar year.

        2.21  "Freestanding SAR" means a SAR that is granted independently of any Options, as described in Article VI.

        2.22  "Full Value Award" means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Stock.

        2.23  "Holder" means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

        2.24  "Incentive Stock Option" or "ISO" means an option to purchase Stock granted pursuant to Article V that is designated as an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

        2.25  "Insider" shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

        2.26  "Minimum Statutory Tax Withholding Obligation" means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

        2.27  "Nonqualified Stock Option" or "NQSO" means a "nonqualified stock option" to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

        2.28  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        2.29  "Option Price" shall have the meaning ascribed to that term in Section 5.4.

        2.30  "Other Stock-Based Award" means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XII.

        2.31  "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.32  "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

        2.33  "Performance Goals" means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

        2.34  "Performance Stock Award" means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

        2.35  "Performance Unit Award" means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

        2.36  "Period of Restriction" means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

        2.37  "Permissible under Section 409A" means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

        2.38  "Plan" means the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

        2.39  "Restricted Stock" means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

        2.40  "Restricted Stock Award" means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

        2.41  "RSU" means a restricted stock unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

        2.42  "RSU Award" means an Award granted pursuant to Article VIII.

        2.43  "SAR" means a stock appreciation right granted under the Plan pursuant to Article VI.

        2.44  "Section 409A" means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

        2.45  "Separation from Service" means the termination of the Award recipient's employment or service relationship with the Company and all Affiliates as determined under Section 409A. "Separation from Service" means, in the case of an ISO, the termination of the Employee's employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

        2.46  "Stock" means the common stock of the Company, $0.00005 par value per share (or such other par value as may be designated by act of the Company's stockholders).

        2.47  "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.48  "Substantial Risk of Forfeiture" shall have the meaning ascribed to that term in Section 409A.

        2.49  "Tandem SAR" means a SAR that is granted in connection with a related Option pursuant to Article VI herein, the exercise of which shall require forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

        2.50  "Ten Percent Stockholder" means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

        2.51  "Third Party Service Provider" means any consultant, agent, representative, advisor, or independent contractor who renders services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

ARTICLE III

ELIGIBILITY

Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees, Directors and Third Party Service Providers, provided, however, that (a) only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan, (b) the only persons who are eligible to receive Annual Cash Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company and (c) Directors and Third Party Service Providers are only eligible to receive NQSO, SAR and Full Value Awards. Awards other than ISOs, Performance Stock Awards, Performance Units Awards or Annual Cash Incentive Awards may also be granted to a person who is expected to become a key Employee within six months.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

        4.1    Authority to Grant Awards.     The Committee may grant Awards to those Employees, Directors and Third Party Service Providers as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

(a)   Unless otherwise authorized by the shareholders of the Company and subject to adjustment as provided in Section 4.5, the total number of shares of Stock available for grant under the Plan, including shares subject to Awards previously issued and outstanding under the Plan, may not exceed 8,577,674 shares (which includes 7,377,674 shares of Stock authorized under the Plan prior to June 12, 2015) (the "Authorized Shares").

(b)   The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

(c)   The maximum number of shares of Stock with respect to which ISOs may be granted to an Employee during a Fiscal Year is 630,517. The maximum number of shares of Stock with respect to which NQSOs may be granted to an Employee during a Fiscal Year is 630,517. The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is 630,517. The maximum number of shares of Stock with respect to which performance stock awards may be granted to an Employee during a Fiscal Year is 630,517. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is 630,517. The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is $5,000,000. The maximum amount that may be paid to a key executive Employee under Annual Cash Incentive Award(s) granted to an Employee during a Fiscal Year is $5,000,000.

(d)   Each of the foregoing numerical limits stated in this Section 4.1 shall be subject to adjustment in accordance with the provisions of Section 4.5.

        4.2    Shares That Count Against Limit.     The following rules shall apply in determining the number of shares of Stock remaining available for grant under the Plan:

(a)   While an Award is outstanding, it shall be counted against the authorized pool of shares of Stock, regardless of its vested status.

(b)   The grant of an Option or SAR shall reduce the shares of Stock available for grant under the Plan by one (1) share of Stock for each share of Stock subject to such Award.

(c)   Upon stockholder approval of the Amendment, each grant of Restricted Stock, RSU, Performance Stock Awards, Performance Unit Awards, Performance Share, or any Other Stock-Based Awards which are Full Value Awards shall reduce the authorized Stock pool by 1.75 shares of Stock for each share of Stock subject to such Full Value Award.

(d)   To the extent that an Award is settled in cash rather than in shares of Stock, the shares of Stock reserved for such Award shall not be deducted from the authorized Stock pool, and such number of credited shares of Stock may again be made subject to Awards under the Plan.

(e)   To the extent shares of Stock are withheld from any Award by the Company as full or partial payment of taxes applicable to any Award, such shares shall not be added back to the number of shares of Stock available for issuance under the Plan.

(f)    Shares of Stock tendered by a Participant to pay the exercise price of any Option or to satisfy tax-withholding obligations of any Award shall not be added to the authorized Stock pool.

(g)   When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one (1) share for every share subject to the SAR, regardless of the number of shares used to settled the SAR upon exercise.

(h)   If any Award granted under this Plan is canceled, forfeited, terminates, expires, or lapses for any reason, any shares of Stock subject to such Award again shall be available for the grant of an Award under the Plan. Without limiting the foregoing, to the extent a Full Value Award is forfeited prior to the expiration of the applicable Period of Restriction or Performance Goal period (as applicable), the same number of shares of Stock shall be added to the authorized Stock pool as were deducted when such Award first was granted.

        4.3    Non-Transferability.     Except as specified in the applicable Award Agreement or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her; provided, however, no Award may be transferred for value. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

        4.4    Requirements of Law.     The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

        4.5    Changes in the Company's Capital Structure.

(a)   The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)   If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)   If while unexercised Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the consummation of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1)   accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2)   require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3)   with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4)   provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5)   make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d)   In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)   After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)    The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Awards.

        4.6    Election Under Section 83(b) of the Code.     No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

        4.7    Forfeiture for Cause.     Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Separation from Service (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (b) substantially and repeatedly failed to perform duties of the office held by the Holder as reasonably directed by the Company or an Affiliate, (c) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (d) committed a material breach of any employment agreement between the Holder and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (e) failed, within ten (10) days after receipt by the Holder of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company's or an Affiliate's business or operations, (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate, (g) harassed or discriminated against the Company's or an Affiliate's employees, customers or vendors in violation of the Company's policies with respect to such matters, (h) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board, (i) failed, due to some action or inaction on the part of the Holder, to have immigration status that permits the Holder to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law, (j) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

        4.8    Forfeiture Events.     The Committee may specify in an Award Agreement that the Holder's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause, Separation from Service for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

        4.9    Award Agreements.     Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

        4.10    Amendments of Award Agreements.     The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

        4.11    Rights as Stockholder.     A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Unit, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

        4.12    Issuance of Shares of Stock.     Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

        4.13    Restrictions on Stock Received.     The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

        4.14    Compliance With Section 409A.     Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

        4.15    Date of Grant.     The date on which an option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

        4.16    Source of Shares Deliverable Under Awards.     Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

ARTICLE V

OPTIONS

        5.1    Authority to Grant Options.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).

        5.2    Type of Options Available.     Options granted under the Plan may be NQSOs or ISOs.

        5.3    Option Agreement.     Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions, if any, applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.11 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

        5.4    Option Price.     The price at which shares of Stock may be purchased under an Option (the "Option Price") shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

        5.5    Duration of Option.     An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder's Separation from Service.

        5.6    Amount Exercisable.     Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

        5.7    Exercise of Option.

(a)    General Method of Exercise.    Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which a stock certificate, if any, representing such shares of Stock should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b)    Exercise Through Third-Party Broker.    The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

        5.8    Transferability—Incentive Stock Options.     Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

        5.9    Notification of Disqualifying Disposition.     If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

        5.10    No Rights as Stockholder.     A Holder of an Option shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

        5.11    $100,000 Limitation on ISOs.     To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

        5.12    Separation from Service.     Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VI

STOCK APPRECIATION RIGHTS

        6.1    Authority to Grant SAR Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        6.2    Type of Stock Appreciation Rights Available.     The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        6.3    General Terms.     Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. The grant price of Tandem SARs shall be equal to the Option Price of the related Option. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

        6.4    SAR Agreement.     Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

        6.5    Term of SAR.     The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

        6.6    Exercise of Freestanding SARs.     Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. In accordance with applicable law, a Freestanding SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        6.7    Exercise of Tandem SARs.     Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        6.8    Payment of SAR Amount.     Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        6.9    Separation from Service.     Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.

        6.10    Nontransferability of SARs.     Except as otherwise provided in a Holder's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder's Award Agreement, all SARs granted to a Holder under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder's heirs or estate. Any attempted assignment of a SAR in violation of this Section 6.10 shall be null and void.

        6.11    No Rights as Stockholder.     A grantee of a SAR award, as such, shall have no rights as a stockholder.

        6.12    Restrictions on Stock Received.     The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AWARDS

        7.1    Restricted Stock Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        7.2    Restricted Stock Award Agreement.     Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        7.3    Holder's Rights as Stockholder.     Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

        8.1    Authority to Grant RSU Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

        8.2    RSU Award.     An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

        8.3    RSU Award Agreement.     Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

        8.4    Dividend Equivalents.     An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

        8.5    Form of Payment Under RSU Award.     Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

        8.6    Time of Payment Under RSU Award.     A Holder's payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (21/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        8.7    Holder's Rights as Stockholder.     Each recipient of an RSU Award shall have no rights of a stockholder with respect to the Holder's RSUs. A Holder shall have no voting rights with respect to any RSU Awards.

ARTICLE IX

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

        9.1    Authority to Grant Performance Stock Awards and Performance Unit Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant performance stock awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Performance Stock Award or Performance Unit Awards, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        9.2    Performance Goals.     A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Goals set forth in this Article IX, the Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder, one or more business units or subsidiaries of the Company, or the Company as a whole:

(i.)	earnings per share,
(ii.)	earnings per share growth,
(iii.)	revenue,
(iv.)	increased revenue,
(v.)	revenue growth rate,
(vi.)	revenue ratios (per employee or per customer),
(vii.)	sales,
(viii.)	sales growth,
(ix.)	customer growth,
(x.)	stock price,
(xi.)	stock price growth,
(xii.)	total market value,
(xiii.)	market share,
(xiv.)	economic value added (net operating profit after tax, minus the sum of capital, multiplied by the cost of capital),
(xv.)	return on capital compared to cost of capital,
(xvi.)	total shareholder return,
(xvii.)	cash return on capitalization,
(xviii.)	return on equity,
(xix.)	return on stockholders' equity,
(xx.)	return on assets,
(xxi.)	return on sales,
(xxii.)	return on capital,
(xxiii.)	return on capital employed,
(xxiv.)	return on invested capital,
(xxv.)	shareholder value,
(xxvi.)	net income,
(xxvii.)
adjusted net income (loss), excluding stock-based compensation expenses, restructuring costs, costs associated with mergers and acquisitions and the non-cash tax valuation allowance for deferred tax assets,

(xxviii.)
adjusted net income (loss) per share, excluding stock-based compensation expenses, restructuring costs, costs associated with mergers and acquisitions and the non-cash tax valuation allowance for deferred tax assets,

(xxix.)	operating income,
(xxx.)	operating income before depreciation and amortization (OIBDA),
(xxxi.)	earnings before interest and taxes (EBIT),
(xxxii.)	earnings before interest, taxes, depreciation and amortization (calculated in accordance with Generally Accepted Accounting Principles ("GAAP")) (EBITDA),
(xxxiii.)	adjusted EBITDA (EBITDA excluding stock-based compensation expenses, restructuring costs and costs associated with mergers and acquisitions),
(xxxiv.)	operating EBITDA (GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses plus the change in deferred revenue),

(xxxv.)	adjusted operating EBITDA (operating EBITDA excluding stock-based compensation expenses, restructuring costs and costs associated with mergers and acquisitions),
(xxxvi.)	net cash flow,
(xxxvii.)	free cash flow,
(xxxviii.)	cash flow,
(xxxix.)	cash flow from operations,
(xl.)	operating cash flow growth,
(xli.)	net cash flow before financing activities,
(xlii.)	cost reductions,
(xliii.)	cost ratios (per employee or per customer),
(xliv.)	cash efficiency,
(xlv.)	reduction in expenses,
(xlvi.)	proceeds from dispositions,
(xlvii.)	project completion time and budget goals,
(xlviii.)	completion or progress on the achievement of significant transactions, acquisitions, divestures, product development and/or projects or processes,
(xlix.)	credit rating,
(l.)	customer satisfaction scores,
(li.)	customer satisfaction surveys,
(lii.)	brand equity measure (market research),
(liii.)	achievement of product and/or service quality goals,
(liv.)	application downloads,
(lv.)	average revenue per unit or paid online learner (ARPU),
(lvi.)	average deal value (global institutional),
(lvii.)	average order value (AOV),
(lviii.)	bookings,
(lix.)	booking growth,
(lx.)	conversion rate on leads captured (consumer and institutional),
(lxi.)	cost per acquisition for consumer (CPA),
(lxii.)	leads captured (consumer and institutional),
(lxiii.)	licenses/seats (unit metric for global institutional),
(lxiv.)	life-time value (LTV),
(lxv.)	net economic value,
(lxvi.)	paid online learners (consumer),
(lxvii.)	percentage digital sales (percentage of new consumer units sold),
(lxviii.)	product engagement (usage metric),
(lxix.)	product ratings on e-commerce sites,
(lxx.)	product units sold (consumer),
(lxxi.)	productivity ratios (quota reps), and
(lxxii.)	renewal rate (consumer and institutional).

Items (i) through (xii), items (xxv) through (xlix) and items (liii) through (lxxii) may be referred to as "Performance Measures" from time to time. Items (xiv) through (xxiv) may be referred to as "Return Measures" from time to time. Item (xiii) may be referred to as "Market Share Measure" from time to time. Items (l) through (lii) may be referred to as "Customer Satisfaction Measures" from time to time.

Unless specified otherwise by the Committee (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Committee shall appropriately adjust any evaluation of performance under a Performance Goal to exclude: (i) litigation or claim judgments or settlements; (ii) restructuring costs, transaction costs, and other costs associated with mergers and acquisitions; (iii) adjustments related to recording the non-cash tax valuation allowance for deferred tax assets; (iv) asset write-downs; (v) the effect of changes in, or provisions under, tax law, accounting principles or other such laws or provisions affecting reported results; (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; and (vii) restructuring and/or other nonrecurring charges.

Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulation section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

        9.3    Time of Establishment of Performance Goals.     With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

        9.4    Written Agreement.     Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        9.5    Form of Payment Under Performance Unit Award.     Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder's Award Agreement.

        9.6    Time of Payment Under Performance Unit Award.     A Holder's payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (21/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        9.7    Holder's Rights as Stockholder With Respect to a Performance Stock Award.     Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

        9.8    Increases Prohibited.     None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

        9.9    Stockholder Approval.     No payments of Stock or cash will be made to a Covered Employee pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

        9.10    Dividend Equivalents.     An Award Agreement for a Performance Stock Award or Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award; provided that, no credited Dividend Equivalents shall be distributed (without interest) to the Holder unless, and only if, the restrictions imposed on the applicable Performance Stock Award and/or Performance Unit Award lapse.

ARTICLE X

DIRECTOR AWARDS

All Awards to Directors shall be determined by the Board.

ARTICLE XI

ANNUAL CASH INCENTIVE AWARDS

        11.1    Authority to Grant Annual Cash Incentive Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Cash Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. Subject to the following provisions in this Article XI, the amount of any Annual Cash Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Annual Cash Incentive Awards made pursuant to the Plan shall be determined by the Committee.

        11.2    Covered Employees.     The Performance Goals upon which the payment or vesting of an Annual Cash Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation must meet the requirements of Sections 9.2, 9.3, 9.8 and 9.9 as applied to such Annual Cash Incentive Award.

        11.3    Written Agreement.     Each Annual Cash Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        11.4    Form of Payment Under Annual Cash Incentive Award.     Payment under an Annual Cash Incentive Award shall be made in cash.

        11.5    Time of Payment Under Annual Cash Incentive Award.     A Holder's payment under an Annual Cash Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (21/2) months after the end of the calendar year in which the Annual Cash Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

ARTICLE XII

OTHER STOCK-BASED AWARDS

        12.1    Authority to Grant Other Stock-Based Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        12.2    Value of Other Stock-Based Award.     Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

        12.3    Payment of Other Stock-Based Award.     Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

        12.4    Separation from Service.     The Committee shall determine the extent to which a Holder's rights with respect to Other Stock-Based Awards shall be affected by the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

        12.5    Time of Payment of Other Stock-Based Award.     A Holder's payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to

Section 409A, the Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (21/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

ARTICLE XIII

CASH-BASED AWARDS

        13.1    Authority to Grant Cash-Based Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

        13.2    Value of Cash-Based Award.     Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

        13.3    Payment of Cash-Based Award.     Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

        13.4    Time of Payment of Cash-Based Award.     Payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (21/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        13.5    Separation from Service.     The Committee shall determine the extent to which a Holder's rights with respect to Cash-Based Awards shall be affected by the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XIV

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to an Award granted under this Article such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

ARTICLE XV

ADMINISTRATION

        15.1    Awards.     The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

        15.2    Authority of the Committee.     The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

        15.3    Decisions Binding.     All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

        15.4    No Liability.     Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, its Affiliates', the Committee's or the Board's roles in connection with the Plan.

ARTICLE XVI

AMENDMENT OR TERMINATION OF PLAN

        16.1    Amendment, Modification, Suspension, and Termination.     Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, cancel a previously granted Option or previously granted SAR for a payment of cash, other property or other Awards if the aggregate fair market value of such Award is less than the aggregate Option Price of such Award in the case of an Option or the aggregate grant price of such Award in the case of a SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

        16.2    Awards Previously Granted.     Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVII

MISCELLANEOUS

        17.1    Unfunded Plan/No Establishment of a Trust Fund.     Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        17.2    No Employment Obligation.     The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder's employment at any time or for any reason not prohibited by law.

        17.3    Tax Withholding.     The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder's exercise of an Award or the vesting of an Award to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company's or the Affiliate's Minimum Statutory Tax Withholding Obligation.

The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of or payment under an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 17.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder's right, title and interest in such shares of Stock shall terminate.

The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

        17.4    Indemnification of the Committee.     The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

        17.5    Gender and Number.     If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

        17.6    Severability.     In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        17.7    Headings.     Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

        17.8    Other Compensation Plans.     The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Third Party Service Providers.

        17.9    Retirement and Welfare Plans.     Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as "compensation" for purposes of computing the benefits payable to any person under the Company's or any Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit.

        17.10    Other Awards.     The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

        17.11    Successors.     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        17.12    Law Limitations/Governmental Approvals.     The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        17.13    Delivery of Title.     The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        17.14    Inability to Obtain Authority.     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

        17.15    Investment Representations.     The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

        17.16    Persons Residing Outside of the United States.     Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable—any subplans and modifications to Plan terms and procedures established under this Section 17.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

        17.17    Arbitration of Disputes.     Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in the greater District of Columbia metropolitan area pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

        17.18    No Fractional Shares.     No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        17.19    Governing Law.     The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

APPENDIX B

This Proxy Statement contains non-GAAP financial measures under SEC rules and regulations. GAAP is the acronym for “accounting principles generally accepted in the United States.” The non-GAAP financial measures presented may not be comparable to those used by other companies.

Bookings means executed sales contracts by the Company that are either recorded immediately as revenue or as deferred revenue.

Reconciliation of Revenue to Bookings
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2014	2013
Total Revenue	$261,853	$264,645
Change in Deferred Revenue	47,108	13,490
Total Bookings	$308,961	$278,135

Adjusted EBITDA is GAAP net income or loss plus interest income and expense, other income/expense, income tax benefit and expense, depreciation, amortization, goodwill impairment, and stock-based compensation expenses, plus the change in deferred revenue excluding increases in deferred revenue from acquisitions less the change in deferred commissions. Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring and related wind down costs, severance costs, and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to the current definition.

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2014	2013
GAAP net loss	$(73,706)	$(16,134)
Interest expense/(income), net	216	(56)
Other expense/(income)	1,129	(368)
Income tax expense/(benefit)	(6,489)	(1,884)
Depreciation and amortization	13,800	8,968
Depreciation related to restructuring	104	667
Impairment	20,333	—
Stock-based compensation	6,762	9,241
Other EBITDA adjustments	10,190	6,014
Change in deferred revenue	47,108	13,490
Change in deferred commission	(7,214)	(4,245)
Adjusted EBITDA	$12,233	$15,693

Operating EBITDA means GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, and stock-based compensation expenses, plus the change in deferred revenues.

B

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ROSETTA STONE INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on June 11, 2015.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

Our Board of Directors recommends that you vote FOR ALL of the nominees listed below:

1. ELECTION OF DIRECTORS

Nominees:

(01) Patrick W. Gross
(02) Marguerite W. Kondracke
(03) Caroline J. Tsay

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) for whom you are withholding on the line below.

____

To act upon such other business as may properly come before the meeting or any adjournment or any postponement thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2015.**

NOTE: Please sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give full title. Please date the proxy.

The Proxy Statement and our 2014 Annual Report to Stockholders are available at: http://www.cstproxy.com/rosettastone/2015

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ROSETTA STONE INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 12, 2015

The undersigned hereby appoints A. John Hass and Sonia G. Cudd, or either of them as proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of **Rosetta Stone Inc. to be held at 3:00 p.m. local time on June 12, 2015 at Rosetta Stone`s offices at 1919 North Lynn Street., 7th Floor., Arlington, Virginia 22209**, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled **to vote if personally present at the meeting on the matters listed on the reverse side:**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROSETTA STONE. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR ALL" THE DIRECTOR NOMINEES FOR ELECTION AND "FOR" PROPOSALS 2, 3 AND 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by applicable law (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

(Continued and to be marked, dated and signed, on the other side)